UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

POTLATCHDELTIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

POTLATCHDELTIC CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2024

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

March 28, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of PotlatchDeltic Corporation will be held online in a virtual-only meeting format on Monday, May 6, 2024, at 9:00 a.m. Pacific Daylight Time. Eligible stockholders will be able to attend the meeting online, vote their shares electronically and submit questions during the meeting by logging in at www.virtualshareholdermeeting.com/PCH2024. Stockholders will not be able to attend the meeting in person.

We are holding this meeting to:

•
elect the three director nominees named in the proxy statement to PotlatchDeltic Corporation’s Board of Directors;
•
ratify the appointment of KPMG LLP as our independent auditor for 2024;
•
approve, by an advisory vote, named executive officer compensation; and
•
transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 11, 2024 as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the sections titled “Annual Meeting Information - Voting” and “Instructions for Attending the Annual Meeting” of the accompanying proxy statement.

By Order of the Board of Directors,

Michele L. Tyler

Vice President, General Counsel

& Corporate Secretary

PotlatchDeltic Corporation
601 West First Avenue, Suite 1600
Spokane, WA 99201-3807	WWW.POTLATCHDELTIC.COM

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Stockholders on May 6, 2024

The Annual Meeting on May 6, 2024 at 9:00 a.m. Pacific Daylight Time is available at www.virtualshareholdermeeting.com/PCH2024.

The PotlatchDeltic Corporation Proxy Statement and 2023 Annual Report to Stockholders
are available online at www.proxyvote.com and www.potlatchdeltic.com

ANNUAL MEETING INFORMATION

This proxy statement and the enclosed proxy card are being furnished to stockholders of PotlatchDeltic Corporation in connection with the solicitation of proxies by our Board of Directors for use at the 2024 Annual Meeting of Stockholders, which is described below. We expect to mail this proxy statement, the Notice of Meeting, and the form of proxy enclosed, on or about March 28, 2024.

Date, time, and place of the meeting

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held online in a virtual-only meeting format on Monday, May 6, 2024, at 9:00 a.m. Pacific Daylight Time. There will be no physical meeting location.

If you plan to participate in the Annual Meeting, please see the section entitled “Instructions for Attending the Annual Meeting.” Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. Stockholders may participate online by logging in at www.virtualshareholdermeeting.com/PCH2024. A replay of the webcast will be available on the Investor Relations page of our website at www.potlatchdeltic.com until May 6, 2025.

A list of the names of stockholders of record entitled to vote at the Annual Meeting will be available ten days prior to the Annual Meeting at PotlatchDeltic Corporation, Office of the Corporate Secretary, 601 West First Avenue, Suite 1600, Spokane, WA 99201-3807. In addition, the list will be available during the entire time of the Annual Meeting on the annual meeting website at www.virtualshareholdermeeting.com/PCH2024. As always, we encourage you to vote your shares prior to the Annual Meeting.

The purpose of the meeting is to vote upon three proposals. These proposals and the vote required for approval of each proposal are as follows:

Election of Directors. The first proposal requests the election of the three director nominees named in this proxy statement to our Board. Because this is an uncontested election, the affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director.

Independent Auditor. The second proposal requests the ratification of the appointment of KPMG LLP as our independent auditor for 2024. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of our independent auditor.

Executive Compensation. The third proposal requests a non-binding, advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to approve, by an advisory vote, named executive officer compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes (described below under the heading Shares held in “street” or “nominee” name) will not be counted in determining the number of votes necessary for approval.

Recommendation of the Board of Directors

Our Board recommends that you vote

FOR each director nominee named in this proxy statement

FOR the ratification of the appointment of KPMG LLP as our independent auditor for 2024

FOR advisory approval of our named executive officer compensation

Who may vote

Stockholders who owned common stock at the close of business on March 11, 2024, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Quorum

On March 11, 2024, the record date, we had 79,508,189 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares outstanding on the record date are present either virtually or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Proxy solicitation

Certain of our directors, officers and employees and our proxy solicitor, Broadridge Financial Solutions, Inc. (Broadridge), also may solicit proxies on our behalf by mail, phone, fax, email or in person. We will bear the cost of the solicitation of proxies, including Broadridge’s fee of approximately $72,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of PotlatchDeltic stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of votes—Inspector of Election

We will act as the inspector of election at the Annual Meeting.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with PotlatchDeltic (in your name):

•
Via Internet. Go to www.proxyvote.com and follow the instructions for voting before the Annual Meeting date. You may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/PCH2024 and following the instructions. (See the section titled “Instructions for Attending the Annual Meeting” in this proxy statement.) You will need to enter your Control Number by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
•
By Telephone. Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter your Control Number by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
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In Writing. If you received printed proxy materials in the mail and wish to vote by mail, complete, sign and date your proxy card, and return it in the postage paid envelope that was provided to you to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Shares held in a PotlatchDeltic 401(k) Savings Plan (through Empower):

•
Via Internet. If you own shares of PotlatchDeltic Corporation as a participant in the PotlatchDeltic Hourly 401(k) Plan or the PotlatchDeltic Salaried 401(k) Plan, go to www.proxyvote.com and follow the instructions. You will need to enter your Control Number printed on the voting instruction form you received.
•
By Telephone. Call toll free 1-800-690-6903 and follow the instructions. You will need to enter your Control Number printed on the voting instruction form you received.
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In Writing. Complete, sign, and date the proxy card that was mailed to you, and return it in the postage paid envelope that was provided to you to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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IMPORTANT NOTE TO 401(k) SAVINGS PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on May 1, 2024 in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares. If you do not provide voting instructions, the trustee will vote your 401(k) Plan shares in the same proportion as the 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•
You may receive a separate voting instruction form with this proxy statement from your bank, broker or nominee, or you may need to contact your bank, broker, or nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote online during the Annual Meeting, go to www.virtualshareholdermeeting.com/PCH2024 and follow the instructions. See “Instructions for Attending the Annual Meeting” in this proxy statement. You will need to enter your Control Number. If you do not have a Control Number, please contact your bank, broker, or nominee. If you are the beneficial owner of shares held in “street name” by a broker, then the broker must vote those shares in accordance with your instructions. If you do not give specific voting instructions to the broker, under Nasdaq rules, your broker cannot vote your shares on “non-discretionary” items. On “non-discretionary” items for which you do not give voting instructions, the votes will be considered “broker non-votes.”
•
The election of directors is a “non-discretionary” item. This means that the election of directors may not be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.
•
The advisory vote to approve executive compensation is also a “non-discretionary” item and may not be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.
•
The ratification of the appointment of KPMG LLP as our independent auditor for 2024 is a “discretionary” item. This means that this proposal may be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

If you return your proxy card by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR the election of the three nominees for director named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as our independent auditor for 2024, and FOR advisory approval of our executive compensation. If you have any questions or need assistance in voting your shares, please contact Broadridge toll-free at 1-800-690-6903.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy by voting online during the Annual Meeting. Online attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in a PotlatchDeltic 401(k) Savings Plan (through Empower), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If you are a stockholder whose shares are held in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker, or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Annual Meeting attendance

We cordially invite and encourage all of our stockholders to attend the Annual Meeting online. (See “Instructions for Attending the Annual Meeting” in this proxy statement.) Persons without a Control Number and persons who are not stockholders may attend the Annual Meeting as guests, but they will not have the option to vote shares, ask questions, or examine our list of stockholders of record.

Other matters presented at the Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on such matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. The Board has nominated each of the individuals named below for election as a director at the Annual Meeting. Our Nominating and Corporate Governance Committee recommended these individuals to the Board for nomination in accordance with the committee’s Director Nomination Policy and our Corporate Governance Guidelines.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to vote against any nominee or abstain from voting for any nominee. Messrs. Driscoll and Leland and Ms. Sullivan are now members of the Board. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at the Annual Meeting for a Term Expiring in 2027:

William L. Driscoll

Age 61, a director since January 2004

D. Mark Leland

Age 62, a director since February 2018

Lenore M. Sullivan

Age 66, a director since February 2018

The affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1.

BOARD OF DIRECTORS

The Board of Directors is authorized to fix the number of directors within the range of 7 to 15 members, and has fixed the number at nine. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors until the 2027 Annual Meeting. See “Proposal 1 - Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Having reached his mandatory retirement age under the company’s bylaws, R. Hunter Pierson, Jr., a Class II director, retired from the Board in December 2023. To assist the Board in rebalancing the director classes, so that each class is as nearly equal in number as possible, James M. DeCosmo resigned from Class III and was appointed a Class II director, effective January 1, 2024.

Below are the names and ages of our directors who will be continuing directors as of the date of this proxy statement, the year each of them became a director, their principal occupation or employment for at least the past five years, and certain of their other directorships. In addition, set forth below for each director is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director for the company. If you do not select a voting preference, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director.

As shown below in our Board Diversity Matrix, three of our nine directors (33%) are female, and one of our nine directors (11%) identified ethnic diversity.

Board Diversity Matrix (As of March 1, 2024)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Hispanic or Latinx	1	0
White	2	6

Directors Who are Military Veterans: 1

In addition, each of our directors has skills and experience in one or more aspects of corporate responsibility matters, including

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business ethics and compliance;
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governance;
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cybersecurity, data security, and privacy;
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social responsibility, including human capital and health and safety;
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diversity, equity and inclusion;
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culture;
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talent development;
•
environmental sustainability;
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climate;
•
regulatory and public policy matters; and
•
risk management.

Nominees for Election at this Meeting for a Term Expiring in 2027 (Class I)

William L. Driscoll (age 61) has been a director since January 2004. He is currently a partner with Lincoln Park Partners, a private commercial real estate and management company and serves as President of Tacoma Venture Fund, LLC, a seed stage venture fund focused on the Pacific Northwest. Mr. Driscoll has served as Chairman of Clearwater Management Company, a registered investment adviser, since June 2016.

Mr. Driscoll has extensive experience with evaluating, establishing, and managing major commercial relationships such as joint ventures, with particular skills in real estate and commercial property management. In addition, Mr. Driscoll has strong strategic planning and financial analysis skills, including global purchase and supply chain management skills. He also has experience operating in the domestic and international forest and wood products industries and serving on the board of a data security company.

D. Mark Leland (age 62) has been a director since February 20, 2018, the date of the merger of Deltic Timber Corporation (“Deltic”) with our wholly owned subsidiary (“Deltic Merger”). Mr. Leland had been a director of Deltic since June 2016 and served as Deltic’s Interim President and Chief Executive Officer from October 10, 2016 through March 8, 2017. Mr. Leland has served on the board of directors of Equitrans Midstream Corporation, a publicly-traded natural gas company since January 2020. Mr. Leland also served on the Board of Altus Midstream Company, a publicly traded Permian-to-Gulf Coast midstream company from November 2018 until February 2022 when it merged with BCP Raptor Holdco LP to create Kinetik Holdings Inc., a publicly traded midstream company. Mr. Leland has served on the Board of Kinetik Holdings since the February 2022 merger. In addition, Mr. Leland served as Executive Vice President and Chief Financial Officer of El Paso Corporation, a natural gas and energy company formerly traded on NYSE from 2005 to 2009, as President of El Paso’s midstream business unit from 2009 to 2012, and as Director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012.

Mr. Leland’s extensive executive, operational, and financial experience including his certifications as an Internal Auditor and Management Accountant, as well as his prior service as Deltic’s Interim President and CEO and his experience on the boards of directors of several publicly traded companies, provides invaluable insight to the Board in its oversight of the company’s assets and operations.

Lenore M. Sullivan (age 66) has been a director since February 20, 2018, the date of the Deltic Merger. Ms. Sullivan had been a director of Deltic since June 2015. Ms. Sullivan is a retired partner from Perella Weinberg Partners where she served as portfolio manager for the firm’s Agility Real Return Asset Fund from 2007 to 2009. She served on the Investment Advisory Committee of the Employee Retirement System of Texas from 2010 to 2019 and previously served as the Associate Director for the Real Estate and Finance and Investment Center at the University of Texas at Austin from 2002 to 2007. From 2000 to 2002, she was Vice President of Hunt Private Equity Group, Inc. and from 1992 to 2000 she was President and co-owner of Stonegate Advisors, a private equity firm. From 1995 to 1996, Ms. Sullivan was Chief Financial Officer of Canizaro Interests and from 1990 to 1992 she was Vice President, Treasurer and acting Chief Financial Officer of Wyndham Hotel Group. Ms. Sullivan holds a Master of Business Administration from Harvard University. Ms. Sullivan served on the board of HFF, Inc., a publicly traded real estate financial services company from 2007 until it was acquired by Jones Lang LaSalle Incorporated in June 2019. She has served on the boards of RREEF America II REIT, a privately held REIT, since 2015 and RREEF’s Core Plus Industrial Fund since 2017. Ms. Sullivan served on the board of Parkway Properties, Inc., a formerly publicly traded REIT from 2003 until 2011.

Ms. Sullivan’s extensive knowledge of real estate, REITs, financing and related capital markets as well as her corporate financial experience in analyzing and evaluating financial statements and her executive experience supplements the Board’s extensive collective expertise in these areas. Ms. Sullivan’s service on the board of other publicly traded companies has provided her with additional corporate governance and oversight experience.

Directors Continuing in Office until 2026 (Class III)

Linda M. Breard (age 54) has been a director since October 2015. Ms. Breard is a certified public accountant and was most recently a consultant with Impinj, a publicly traded technology company, from March 2018 through December 2020. She served as CFO Consultant/Interim CFO of Impinj until a new CFO was hired, effective February 17, 2020, after which she transitioned to a new role as Strategic Consultant to the CEO, where she had continued responsibility for human resources, IT and facilities and worldwide operations through the end of 2020. From February to July 2017, Ms. Breard served as Executive Vice President and Chief Financial Officer of Kaiser Permanente Washington, which provides health insurance and medical care. Previously, Ms. Breard served as Executive Vice President and Chief Financial Officer of Group Health Cooperative, a health maintenance organization, from February 2016 until it was acquired by Kaiser Permanente in February 2017. Prior to that, Ms. Breard served as Chief Financial Officer of Quantum Corporation, a publicly traded data storage company, from 2011 to 2016. Ms. Breard joined Quantum in 2006 when Quantum acquired Advanced Digital Information Corporation, a publicly traded data storage company, where she held a Vice President role. Ms. Breard also served as Senior Vice President of Finance, IT and Facilities at Quantum from 2009 to 2016, and as Senior Vice President of Human Resources and Corporate Communications from 2012 to 2016. Ms. Breard has served as a director of Insight Enterprises, Inc., a publicly traded Fortune 500 global technology company since February 2018, where she is the audit committee chair and serves on the compensation committee. She has also been a director and member of the audit committee of Paylocity Holding Corporation, a publicly traded provider of cloud-based payroll and human capital management software, since October 2023.

Through her service as Chief Financial Officer of various publicly traded companies and major health care organizations over the past decade, Ms. Breard has substantial capital markets and financial reporting expertise as well as an understanding of internal controls. She also has significant oversight and executive-level management experience having been responsible for IT, facilities, human resources, corporate communications, operations, and supply chain management in addition to her Chief Financial Officer responsibilities.

Eric J. Cremers (age 60) has been a director since March 2013 and our President and Chief Executive Officer since January 2021. Mr. Cremers also served as President and Chief Operating Officer from March 2013 through December 2020, and as Executive Vice President and Chief Financial Officer from February 2012 to March 2013. Mr. Cremers joined the company in 2007 as Vice President and Chief Financial Officer.

Mr. Cremers has strong strategic planning and financial analysis skills, including evaluating investment opportunities and mergers and acquisitions. He also has experience operating in the domestic forest and wood products industries. As our President and Chief Executive Officer, former President and Chief Operating Officer, and former Chief Financial Officer, Mr. Cremers has a deep understanding of all aspects of our business and operations. In addition, Mr. Cremers has experience managing a REIT, with an operational understanding of the requirements associated with maintaining REIT status.

Lawrence S. Peiros (age 68) has been a director since February 2003. From 1981 until 2013, Mr. Peiros was employed by The Clorox Company, a publicly traded global consumer packaged goods company. He served as Executive Vice President and Chief Operating Officer of Clorox from 2007 until his retirement in 2013. Previously, he served as Group Vice President of Clorox, a position he held from 1999 to 2007. Mr. Peiros served as a director of Annie’s, Inc., a publicly traded natural food company from 2013 until it was acquired by General Mills in 2014. He also served as a director of Ross Stores, Inc., a publicly traded clothing retailer, from 2013 to 2019. In 2018, he was appointed as a director of Once Upon A Farm, an organic, fresh food start-up.

Mr. Peiros is a seasoned business leader with significant experience in global business operations, marketing, sales, product supply, and research and development. As a senior executive at a major consumer products company, Mr. Peiros regularly interacted with the investment community and held leadership roles in industry associations. Mr. Peiros’s service on the boards of two other public companies has provided him with additional corporate governance, leadership, and oversight experience.

Directors Continuing in Office until 2025 (Class II)

Anne L. Alonzo (age 65) has been a director since December 3, 2021. Ms. Alonzo was Senior Vice President, External Affairs and Chief Sustainability Officer of Corteva AgriScience, a publicly traded agricultural chemical and seed company, from April 2020 until August 2021. From January 2016 until April 2020, she was President and Chief Executive Officer and a member of the Board Executive Committee of the American Egg Board. Previously, Ms. Alonzo served in various leadership positions at the U.S. Department of Agriculture, Agricultural Marketing Service and Kraft Foods, Inc. (now Mondelez International, Inc.). In addition, in 2023, she earned a Certificate in Climate Leadership from Diligent Institute, and in 2022, she earned a Certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education. Since April 2023, Ms. Alonzo has served as a director of Unitil Corporation, a publicly traded utility holding company, where she serves on the audit committee.

Ms. Alonzo’s significant experience in corporate responsibility matters (including sustainability, diversity, equity and inclusion, governance, regulatory matters, and risk and crisis mitigation), strategy, and supply chain, as well as her public company experience, provides valuable insight to the Board in its oversight of the company.

Michael J. Covey (age 66) has been a director since February 2006. Mr. Covey also served as our Chief Executive Officer from February 2006 through December 2020 and as President and Chief Executive Officer from February 2006 to March 2013. Mr. Covey has also been Chairperson of the Board since January 2007, continued as Executive Chairperson of the Board from January 2021 until November 2022, and has continued as non-executive Chairperson of the Board since December 2022. Prior to joining PotlatchDeltic in 2006, he was employed for 23 years by Plum Creek Timber Company, Inc., a REIT formerly traded on NYSE until it was acquired by Weyerhaeuser Company in 2016, where he served as Executive Vice President from 2001 until shortly before joining PotlatchDeltic in 2006. Mr. Covey served as a director of Esterline Corporation, a publicly traded aerospace manufacturing company from May 2017 until March 2019, when it was acquired by TransDigm Group, Inc.

As our former Chief Executive Officer, Mr. Covey has a deep understanding of all aspects of our business and operations. Mr. Covey has a strong background in timberlands, real estate and forest products, with extensive executive-level experience in financial and operational management of timberlands and wood products and other manufacturing facilities. In addition, Mr. Covey has experience managing a REIT, with an operational understanding of the requirements associated with maintaining REIT status. We believe Mr. Covey’s deep knowledge of our industry, his comprehensive understanding of our business and operations and his experience serving on another public company’s board enable him to facilitate the Board’s oversight role.

James M. DeCosmo (age 65) has been a director since September 14, 2022, the date of the merger of CatchMark Timber Trust, Inc. (“CatchMark”) with our wholly owned subsidiary (the “CatchMark Merger”). Mr. DeCosmo served as the President and Chief Executive Officer of Forestar Group Inc., a real estate company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015. Prior to Forestar’s spin-off from Temple-Inland Inc. in 2007, Mr. DeCosmo served as Temple-Inland’s Group Vice President from 2005 to 2007; Vice President, Forest, responsible for operations and management of 2.2 million acres, from 2000 to 2005; and Director of Forest Management from 1999 to 2000. Prior to joining Temple-Inland, Mr. DeCosmo held various land management positions throughout the southeastern United States. Mr. DeCosmo also served as a member of the board of directors of CatchMark from April 2020 to September 2022.

Mr. DeCosmo’s extensive experience in the management of timberlands, combined with his experience serving as a Chief Executive Officer and a director of, and otherwise managing, organizations engaged in the ownership, acquisition and management of timberlands, enable Mr. DeCosmo to effectively carry out his duties and responsibilities as a director.

CORPORATE GOVERNANCE

PotlatchDeltic Corporation is committed to sound principles of corporate governance and high ethical standards. Our Board reevaluates our policies on an ongoing basis to ensure they address our company’s needs. Information is provided below regarding certain key corporate governance and ethics policies and practices, which we believe enable us to manage our business in accordance with sound principles of corporate governance and high ethical standards and in the best interests of our stockholders. Our corporate governance documents and policies may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then selecting the appropriate link. You may also obtain a printed copy of any of the materials referred to below by contacting us at the following address:

PotlatchDeltic Corporation

Attention: Corporate Secretary

601 West First Ave., Suite 1600

Spokane, Washington 99201

Telephone: (509) 835-1500

Corporate Governance Guidelines; Corporate Conduct and Ethics Code

Our Board of Directors and management operate within our comprehensive plan of corporate governance that defines our Board’s and executives’ responsibilities, sets high standards for their professional and personal conduct and provides for monitoring of their compliance with those responsibilities and other legal standards. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. In addition, all committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Corporate Conduct and Ethics Code, or Ethics Code, which provides ethical standards and policies that apply to all of our directors, officers and employees. Our Ethics Code requires that our directors, officers and employees avoid conflicts of interest, comply with laws and other legal requirements, conduct business honestly and ethically, provide full and accurate reporting to us and otherwise act with integrity and in the company’s best interests. We have also established procedures so that complaints regarding our accounting and auditing matters, conflicts of interests, securities law compliance and other matters can be submitted confidentially and anonymously. See “Communications with Directors” below.

The Ethics Code and the Governance Guidelines may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then selecting the appropriate link.

Majority Voting in Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present virtually or by proxy and entitled to vote for the election of directors. As provided in our Bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation. If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Corporate Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Nominees for Director

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their ability to act on behalf of all stockholders and their character, judgment, diversity of experience, and business acumen. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our Board members are independent under Nasdaq rules, as required by our Governance Guidelines, and that at least one Board member meets the criteria for an “audit committee financial expert” under Securities and Exchange Commission, or SEC, rules.

The Nominating Committee periodically consults with the Board to establish, modify and affirm a specific set of skills, professional or business experience, and attributes that should be represented on the Board of Directors and recommends to the Board any changes deemed appropriate by the Committee. Annually, in connection with the Board and committee performance evaluations, and when retirements or other changes are expected to occur, the Nominating Committee reviews a written matrix that illustrates these desired qualities and matches them with individual members of the Board to assess how well these qualities are currently represented on the Board or if there are any gaps. From time to time, when the Nominating Committee concludes that one or more gaps exist, it will seek to find a director candidate who would bring the desired trait to the Board.

Currently, the Committee’s director skill matrix sets forth the following desired backgrounds that should be represented on the Board by at least one director:

•
active or retired publicly traded company chief executive officer or other officer;
•
member of boards of directors of other public companies;
•
forest products industry experience;
•
real estate investment and development experience;
•
management and business strategy expertise;
•
capital markets experience;
•
human resource, compensation, and benefits experience; and
•
financial reporting and audit experience.

In addition to seeking highly qualified and dedicated directors, the Board recognizes the value in diversity and endeavors to assemble a Board with diverse backgrounds, skills, professional experience, perspectives, age, race, ethnicity and gender. Accordingly, the Board is committed to actively seeking out diverse candidates, including women and individuals from minority groups, to include in the pool from which new director nominees are selected. In addition, the Board aspires to achieve 40% diversity in Board representation by 2030.

Prior to each annual meeting of stockholders, our Nominating Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wants to continue in service, the Nominating Committee decides not to re-nominate the director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the Nominating Committee considers various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any director search firm engaged by the Nominating Committee and by our stockholders.

The Director Nomination Policy and our Bylaws set forth the process for nomination of directors by stockholders. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our office by the deadline set forth in our Bylaws. Each notice must include the information about the stockholder and the prospective nominee, which must be updated as necessary, as would be required if the stockholder were nominating a person to the Board under our Bylaws, including the following information:

•
the name and address of the stockholder;
•
the number of shares of PotlatchDeltic common stock owned by the stockholder and the prospective nominee, and a description of any derivative or short positions or similar hedging transactions with respect to PotlatchDeltic’s common stock held by the stockholder;
•
a description of any arrangements to which the stockholder is a party with respect to the nomination of the prospective nominee;
•
the name, age, business address and residence address of the prospective nominee;
•
the principal occupation of the prospective nominee;
•
a statement whether the prospective nominee, if elected, intends to tender an irrevocable resignation effective upon (i) his or her failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;
•
a description of all compensation and other relationships during the past three years between the stockholder and the prospective nominee;
•
any other information relating to the prospective nominee or stockholder required to be disclosed pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, or Exchange Act; and
•
the prospective nominee’s written consent to serve as a director if elected.

The company may require any prospective nominee recommended by a stockholder to furnish such other information as may reasonably be required by the company to determine the eligibility of such person to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our Director Nomination Policy and Bylaws regarding director nominations by stockholders. Copies of our Director Nomination Policy and Bylaws may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.”

In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any stockholder that intends to solicit proxies for a director nominee in accordance with SEC Rule 14a-19 under the Exchange Act (the universal proxy rules) must provide notice to the company no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. All but two of our Board members are outside (not current or former employee) directors. The two non-independent directors are Michael J. Covey, who serves as our Chairperson of the Board, and Eric J. Cremers, who serves as our President and Chief Executive Officer.

With the exception of Mr. Covey and Mr. Cremers, the Board has determined that all of our directors are independent within the meaning of applicable Nasdaq corporate governance listing rules and our Director Independence Policy, which may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.” Each of the following committees is composed entirely of independent directors: the Audit Committee, the Nominating and Corporate Governance Committee, and the Executive Compensation and Personnel Policies Committee.

Board Leadership Structure

Mr. Covey serves as Chairperson of our Board and formerly served as our Chief Executive Officer. Lawrence S. Peiros is the Lead Director (also known as the Vice Chair) of our Board and acts as lead director of the independent Board members. The Board has structured the role of our Lead Director to strike an appropriate balance to the Chairperson role and to fulfill the important requirements of independent leadership on the Board. The Lead Director is appointed by the independent directors. The Lead Director’s principal responsibility is to contribute to the independence of the Board in the discharge of its responsibilities including risk oversight. As Lead Director, Mr. Peiros:

•
presides at all meetings of the Board at which the Chairperson is not present;
•
presides at executive sessions of the independent directors;
•
may call special meetings of the Board;
•
consults with the Chairperson in the development of meeting agendas;
•
acts as a facilitator in effectively communicating director concerns, agenda items, and issues to management;
•
coordinates communications between the independent directors and stockholders and other interested parties;
•
helps the Chairperson facilitate full and candid Board discussions;
•
collaborates with the Nominating and Corporate Governance Committee on matters related to Board effectiveness and independence;
•
works with the Chairperson and the committee Chairs in developing and monitoring the Board’s overall approach to governance issues; and
•
coordinates the annual performance evaluation of the Board.

Our Board has determined that the leadership structure of the Board, in particular having Mr. Covey serve as the Chairperson and Mr. Peiros serve as the Lead Director, is appropriate and in the best interests of the company. This structure allows the Board’s meeting agendas to be established, in consultation with a lead director, by an individual with a deep understanding of our business and operations. Given the size of the Board and the scope of our business, Mr. Covey’s insight into our business relative to his role as Chairperson enables him to facilitate the Board’s oversight role. Mr. Peiros’s participation in the agenda setting process, together with his presiding over executive sessions, contributes to the independence of the Board in the discharge of its responsibilities.

At each of its regular meetings and, as necessary, special meetings, the Board meets in executive session without members of management present. Each committee of the Board also schedules an executive session without members of management present as necessary for regularly scheduled meetings and, when appropriate, for special meetings.

Risk Oversight

Our company has an enterprise risk management program overseen by senior management. The Board oversees the company’s business, the risks associated with its business, and the steps that senior management is taking to evaluate, manage and mitigate those risks. This oversight is supported by the Board’s leadership structure, which provides for oversight and monitoring of strategic and other material risks by the full Board under the leadership of the Chairperson and the lead independent director, and for oversight and evaluation of discrete risks in committees.

The Board also oversees corporate responsibility matters, including our environmental management, sustainability strategy, social responsibility, health and safety program performance, public policy, advocacy and government relations, corporate governance policies and practices, human capital management initiatives, organizational culture and climate-related risks and opportunities. See “Our Commitment to Corporate Responsibility” below.

In accordance with Nasdaq requirements and pursuant to its charter, the Board’s Audit Committee, composed entirely of independent directors, provides oversight on matters relating to accounting, financial reporting, internal controls, auditing, and legal and regulatory compliance activities, including monitoring our compliance with tax and other rules pertaining to REITs, and other matters as the Board deems appropriate. The Audit Committee’s responsibilities include assisting the Board in its oversight of the company’s enterprise risk management program, carbon accounting, and corporate responsibility-related audit matters. The Audit Committee’s oversight of the enterprise risk management program includes reviewing and discussing with management at least annually (i) management’s report on risk management, including management’s assessment of risk exposure (for example, risks relating to operations, climate change, cybersecurity threats and regulatory compliance, among others), the processes in place to identify and manage significant risks, and steps taken by management to control or mitigate such exposures, and (ii) management’s report on cybersecurity risk management, which may include a review of the company’s cybersecurity framework, priorities, risk profile, and processes, controls, and strategy to mitigate data protection and cybersecurity risks. The Audit Committee’s responsibilities also include discussing with management any significant cybersecurity incidents that may have a material effect on the company’s business or its financial statements and management’s mitigation and remediation plan on such incidents. The Audit Committee periodically updates the Board on risk management matters. The Board may also receive updates between meetings from the President and Chief Executive Officer relating to risk oversight matters. In carrying out its responsibilities, the Audit Committee also oversees the appointment and compensation of personnel involved in the internal audit function. The Internal Audit Director reports to the Audit Committee. The Audit Committee reviews with the Internal Audit Director the scope and plan of the work to be done by the internal audit function and the results of such work.

The Audit Committee also:

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establishes procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;
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establishes procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•
discusses with the company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the company’s financial statements or the company’s business or compliance policies, including material notices to, or inquiries received from, governmental agencies;
•
discusses the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including discussing the guidelines and policies to govern the process by which management assesses and manages the company’s exposure to financial risk; and
•
reviews with the Board any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditor, or the performance of the internal audit function.

The Audit Committee meets at least quarterly with the Internal Audit Director and other members of management.

The Executive Compensation and Personnel Policies Committee, or Compensation Committee, periodically reviews risks associated with our executive compensation program and the risks related to the company’s succession planning process. See “Compensation Discussion and Analysis – Risk Assessment.” Based upon a comprehensive review of the company’s executive compensation program by the Compensation Committee’s independent compensation consultant, see “Compensation Discussion and Analysis – Compensation Consultants,” and management’s assessment of the company’s compensation programs for all employees, which is shared with the Compensation Committee, management does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, the Compensation Committee assists the Board in its oversight of our policies and strategies relating to human capital management, including diversity, equity, and inclusion, and talent recruitment, development, and retention.

The Nominating and Corporate Governance Committee assists the Board in its oversight of the company’s overall compliance with applicable environmental laws and operating permits, and works with the Audit Committee on environmental compliance issues that could have a material financial effect on the company. Management provides periodic updates to the Nominating and Corporate Governance Committee on significant environmental matters.

Our Commitment to Corporate Responsibility

The table below highlights some of our recent corporate responsibility initiatives and commitments.

Category	Practice
Corporate Responsibility
•
We issued our 2022 ESG Report in May 2023, highlighting our commitment to environmental stewardship, human capital management, supporting our communities, and creating sustainable value. The report was prepared in alignment with the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. The report links our mission and values to corporate responsibility by establishing four ESG pillars - Forests, Planet, People, and Performance. We have established several goals within each pillar. In addition, we linked the report to additional information on key topics and case studies available on our Corporate Responsibility section of our website.
•
We issued our 2022 Carbon and Climate Report in October 2023, describing our carbon record including our estimated carbon removals and our estimated Scope 1, Scope 2, and Scope 3 greenhouse gas (GHG) emissions. In addition, we evaluated our potential physical timberlands risks using climate scenario analysis.
•
Our Vice President, Public Affairs and Chief Sustainability Officer provides senior leadership on corporate responsibility reporting, reports directly to the President and Chief Executive Officer, and reports regularly to the Board on corporate responsibility matters and initiatives.
•
We have an established governance system that develops our corporate responsibility strategy and goals, with oversight by the Board. An enterprise-wide risk management and control framework identifies, assesses and mitigates where possible material risks facing the company, including climate risks. Our Corporate Responsibility Working Group and Corporate Responsibility Management Committee meet regularly to work on initiatives and analyses.
•
We submitted CDF Forests and CDP Climate questionnaire responses in July 2023.

Corporate Responsibility Goals and Targets
•
Each executive’s annual incentive compensation goals for 2023 included goals based on corporate responsibility metrics. See “Compensation, Discussion and Analysis - 2023 Annual Incentive Awards - 2023 Non-Financial Performance Metrics and Results” below.
•
We continue to make progress towards our 2030 GHG reduction targets from a 2021 baseline. These targets include:
▪
42% reduction for Scope 1 and Scope 2 emissions and
▪
25% reduction in Scope 3 value chain emissions.
•
Our Board aspires to achieve 40% diversity in Board representation by 2030.

Board Composition
•
Our Board is committed to diverse representation in its membership and leadership. Currently the Board has three female directors, one of whom is ethnically diverse and two of whom are committee chairs, and one director who is a military veteran.
▪
Three (or 33%) of our nine directors are women.
▪
Three (or 43%) of our 7 independent directors are women.
▪
Two (or 67%) of our 3 committee chairs are women.
▪
One (or 11%) of our nine directors is ethnically diverse.
▪
One (or 11%) of our nine directors is a military veteran.

Corporate Responsibility Skills of Directors
•
Each of our directors has skills and experience in one or more aspects of corporate responsibility, including business ethics and compliance; governance; cybersecurity, data security, and privacy; social responsibility, including human capital and health and safety; diversity, equity, and inclusion; culture; talent development; environmental sustainability; climate; regulatory and public policy matters; and risk management.

Governance Documents and Policies
•
Our Corporate Governance Guidelines and Committee Charters include disclosures on our Board’s and Committees’ oversight of corporate responsibility matters.
•
Our Corporate Governance Guidelines reflect the Board’s oversight of sustainability strategy, public policy and government relations, and health and safety program performance.
•
Our Director Nomination Policy and Corporate Governance Guidelines provide that, in connection with the selection of director candidates, the Board is committed to actively seeking out diverse candidates, including women and individuals from minority groups, to include in the pool from which new director nominees are selected.
•
Our Nominating and Corporate Governance Committee Charter provides that the Committee assists the Board in the development of the company’s approach to corporate governance issues, including but not limited to the Board’s oversight of the company's overall compliance with applicable environmental laws and operating permits, and works with the Audit Committee on environmental compliance issues that could have a material financial effect on the company.
•
Our Executive Compensation and Personnel Policies Committee Charter reflects the Committee’s practice of assisting the Board in its oversight of our policies and strategies relating to human capital management, including diversity, equity and inclusion, and talent recruitment, development, and retention.
•
Our Audit Committee Charter provides for the Committee’s oversight of carbon accounting and corporate responsibility-related audit matters. In addition, we updated the charter to enhance our disclosure of the Committee’s oversight of our enterprise risk management program. See “Risk Oversight” above.
•
We have a Diversity, Equity, and Inclusion Policy.
•
We have a Human Rights Policy.
•
We have a Supplier Code of Conduct.
•
We have a Forest Stewardship Policy.

Employee Workforce Diversity and Inclusion
•
We provide diversity, equity and inclusion training for our employees and ask them to affirm that they have reviewed our Diversity, Equity, and Inclusion Policy. In 2023, we trained our employees on “Working with Different Generations.”
•
The average variance in median pay between men and women by pay grade is less than 2% across the company.
•
At December 31, 2023, women represented 33% of our executives, 32% of our salaried workforce, 13% of our hourly workforce and 19% of our total workforce. Overall, 21% of our workforce is comprised of individuals that identify as a member of one or more racial minority groups.
•
At December 31, 2023, military veterans represented 7% of our workforce.

Shareholder Engagement
•
We maintain regular engagement with our shareholders. During 2023, members of executive management met with shareholders owning approximately 65% of outstanding active institutional ownership. These engagements included in-person meetings and video and telephone conference calls covering topics such as company strategy, business fundamentals, capital allocation priorities, growth, emerging natural climate solutions opportunities, and corporate responsibility. We discuss key themes and feedback with the Board to keep it apprised of shareholder views, insights, and trends.

Health, Safety and Quality Matters
•
Four of our seven facilities have been recognized by voluntary protection programs in partnership with the Occupational Safety & Health Administration for excellence in occupational health and safety.

Environmental Matters
•
We reported 2022 estimated Scope 1, Scope 2, and Scope 3 GHG emissions in 2023.
•
We utilize a comprehensive timberland environmental management system, which focuses on continual improvement in achieving our sustainable forest management objectives, and complying with laws, regulations and standards.

]

For additional information on our human capital resources matters, see Part I, Item 1, Business, Environmental, Social and Governance Practices - Social Responsibility Practices, in our 2023 Annual Report, which can be found at www.proxyvote.com and www.potlatchdeltic.com. In addition, our ESG Report, our Climate and Carbon Report and other information on our commitment to corporate responsibility can be found at www.potlatchdeltic.com.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Audit Committee has adopted a Related Person Transactions Policy that applies to any director or executive officer of the company, any nominee for director, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has, or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for review of a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in the company’s best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting. The entire Related Persons Transaction Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance.”

There were no transactions with related persons in 2023 that required disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Board Meetings

During 2023, our Board met five times. All of our directors attended 100% of all meetings of the Board and committees on which such director served that were held while the director was a member of the Board or committee. The Board does not have a policy requiring director attendance at annual meetings of the stockholders. Six of our directors attended the 2023 Annual Meeting of Stockholders.

Committees of the Board

Our Board currently has three standing committees, as described below. The current charters of each of these committees may be viewed by going to our website at www.potlatchdeltic.com, selecting “Investors,” and then “Corporate Governance.”

The following table shows the current membership of each Committee:

Name	Audit Committee	Executive Compensation and Personnel Policies Committee	Nominating and Corporate Governance Committee
Anne L. Alonzo*	X		X
Linda M. Breard	X (Chair)	X
James M. DeCosmo	X
William L. Driscoll		X
D. Mark Leland	X	X (Chair)
Lawrence S. Peiros		X	X
Lenore M. Sullivan	X		X (Chair)

* Ms. Alonzo was appointed to the Nominating and Corporate Governance Committee in May 2023.

During 2023, R. Hunter Pierson (who retired from the Board on December 31, 2023) served as a member of the Nominating and Corporate Governance Committee.

Audit Committee

Our Audit Committee is responsible for assisting the Board in its oversight of our accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities, including monitoring our compliance with the tax and other rules pertaining to REITs, and other matters as the Board deems appropriate. In accordance with Nasdaq requirements and pursuant to its charter, the Audit Committee also provides risk oversight as described above under the heading “Risk Oversight.” In addition, the Audit Committee is responsible for assisting the Board in its oversight of the company’s enterprise risk management program, carbon accounting and corporate responsibility-related audit matters. The Audit Committee has sole authority to retain, compensate and terminate our independent registered public accounting firm and oversees the appointment and compensation of our Internal Audit Director. In addition, the Audit Committee oversees and administers our Related Person Transactions Policy described above under the heading “Transactions with Related Persons.” The Committee has appointed KPMG LLP as our independent registered public accounting firm and pre-approves its audit fees and non-audit services and fees in accordance with criteria adopted by the Committee. Further, the Audit Committee reviews and makes recommendations to the Board with respect to financings and other financial matters, reviews and approves the company’s use of uncleared interest rate and commodity swaps, and acts based on the Board’s delegation of authority with respect to specific financing transactions.

Our Board has determined that all members of our Audit Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy, and that all members are “financially literate.” The Board also has determined that Committee Chair Linda M. Breard is an “audit committee financial expert” as defined by Securities and Exchange Commission (SEC) rules.

Our Audit Committee met eight times in 2023. See “Audit Committee Report” in this proxy statement for a description of the Committee’s activities during 2023.

Executive Compensation and Personnel Policies Committee

Our Executive Compensation and Personnel Policies Committee, or Compensation Committee, oversees our executive compensation and benefits programs and general personnel policies and practices for our executives. See “Compensation Discussion and Analysis” for a discussion of the Committee’s role in setting executive compensation and the role of compensation consultants. The Compensation Committee also helps determine our management succession planning and annually reviews the performance of our Chief Executive Officer. In addition, the Compensation Committee assists the Board in its oversight of our policies and strategies relating to human capital management, including diversity, equity and inclusion, and talent recruitment, development and retention. Further, the Compensation Committee reviews the “Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion in the proxy statement to the full Board for approval. Our Board has determined that all members of our Compensation Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy. Our Compensation Committee met four times in 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, as described under the heading “Nominees for Director,” and for developing and recommending to the Board corporate governance principles and related policies. It also oversees our compensation and benefits paid to our directors, assists the Board in the development of the company’s approach to corporate governance issues, including but not limited to the Board's oversight of the company’s overall compliance with applicable environmental laws and operating permits, and works with the Audit Committee on environmental compliance issues that could have a material financial effect on the company. The Board has determined that all members of our Nominating Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy. Our Nominating Committee met four times in 2023.

Compensation Committee Interlocks and Insider Participation

D. Mark Leland, Linda M. Breard, William L. Driscoll and Lawrence S. Peiros served as members of our Compensation Committee during 2023. None of the members of the Compensation Committee is or has ever been an officer or employee of the company or its subsidiaries. During 2023, none of the members of the Compensation Committee was an executive officer of a business entity for which an executive officer of the company served as a member of the compensation committee or as a director.

Communications with Directors

Stockholders may contact our Lead Director or our non-management directors by email or by regular mail, as follows:

Email:	Non-managementdirectors@potlatchdeltic.com
Mail:	Lead Director or Non-Management Directors
c/o Corporate Secretary
PotlatchDeltic Corporation
601 West First Avenue, Suite 1600 Spokane, WA 99201

All communications received will be processed by our Corporate Secretary. We forward all proper communications to the intended non-management director or directors. The Lead Director of the Board of Directors is responsible for facilitating an appropriate response. These procedures may also be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” then “Governance Documents,” and then “Director Communications Policy.”

Our Audit Committee has established procedures to address complaints and concerns about our accounting, internal controls and auditing matters for two different groups: (a) employees, who may receive confidential and anonymous treatment at their option, and (b) third parties (such as competitors, vendors and customers), who are not entitled to confidential and anonymous treatment. All such complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline numbers are available by going to our website at www.potlatchdeltic.com, and selecting “About,” and then “Contacts/Hotlines.”

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board regarding non-employee director compensation. Our philosophy regarding directors’ compensation is to provide our directors a fair compensation package that is tied to the services they perform and is comparable to director compensation levels of companies of our size. Our key objectives are to recruit and retain the best directors that we can and to align our directors’ interests with those of our stockholders.

The Nominating Committee has retained Semler Brossy Consulting Group, LLC (Semler Brossy) to advise the Committee on director compensation. At the direction of the Nominating Committee, in 2023, Semler Brossy analyzed the competitive position of companies of comparable size to our company, using data from a 2021-2022 study by the National Association of Corporate Directors and peer company data. The consultant’s analysis concluded that our company’s total director compensation per director and the value of our annual equity grant trailed the median of companies of similar size. As a result, the Nominating Committee recommended, and the Board approved, effective in May 2023, an increase in the value of the annual equity grant from $110,000 to $130,000.

During 2023, Eric J. Cremers served as an employee-director of the company and did not receive compensation for his services as a director. For compensation received by Mr. Cremers, who was a named executive officer for 2023, please see “Executive Compensation Tables - 2023 Compensation - Summary Compensation Table.” Michael J. Covey, who served as a non-employee director of the company during 2023, is a retired employee. Therefore, the table below also includes the annual aggregate change in the actuarial present value of the accumulated pension benefits for Mr. Covey.

2023 Director Compensation

The following table sets forth certain information with respect to 2023 compensation for each of the company’s directors other than Mr. Cremers.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anne L. Alonzo	90,297	130,000	—	—	220,297
Linda M. Breard	114,500	130,000	—	—	244,500
Michael J. Covey	180,000	130,000	451,199(5)	—	761,199
James M. DeCosmo	87,000	130,000	—	—	217,000
William L. Driscoll	82,500(2)	130,000	—	—	212,500
D. Mark Leland	109,500	130,000	—	—	239,500
Lawrence S. Peiros	112,500(2)	130,000	—	1,500(6)	244,000
R. Hunter Pierson (3)	80,000	130,000	—	—	210,000
Lenore M. Sullivan	104,500	130,000	—	—	234,500

(1)
Represents annual retainer fees, as well as any amounts earned for service as Chairperson of the Board, Lead Director or Committee Chair. For Ms. Alonzo, the amount shown includes the prorated supplemental annual Nominating and Corporate Governance Committee member fee for the period since she was appointed to that committee on May 4, 2023.

(2)
The amounts shown include fees deferred in 2023 pursuant to our Deferred Compensation Plan for Directors II (“Directors Plan”). Messrs. Driscoll and Peiros elected to defer their fees into stock units, and we credited 1,779 and 2,426 stock units to each of their accounts, respectively, for fees deferred in 2023, including additional stock units credited as a result of dividend equivalents earned with respect to such units. Such amounts were determined separately for each quarterly payment of the director’s annual retainer fee and supplemental retainer fees, by dividing the fee amount due by the appropriate per share closing stock price pursuant to the plan.

(3)
Mr. Pierson retired from our Board on December 31, 2023 and, pursuant to our 2014 Long-Term Incentive Plan and 2019 Long-Term Incentive Plan, Mr. Pierson received 16,673 shares of company common stock, of which 13,692 shares were from a distribution of deferred restricted stock units and 2,981 shares were from vesting of the 2023 annual stock grant.

(4)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, but excluding the effect of forfeitures, for the restricted stock units awarded to each non-employee director in 2023. In accordance with FASB Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date, May 4, 2023. The following table sets forth the aggregate number of stock units held by each director as of December 31, 2023 from restricted stock awards, deferrals of cash compensation and restricted stock unit awards, including additional stock units credited as a result of dividend equivalents earned with respect to the stock units.

Director	Common Stock Units
Anne L. Alonzo	5,124
Linda M. Breard	23,092
Michael J. Covey	2,982
James M. DeCosmo	2,982
William L. Driscoll	87,123
D. Mark Leland	5,124
Lawrence S. Peiros	72,439
R. Hunter Pierson	16,675
Lenore M. Sullivan	16,675

(5)
The amount shown represents the aggregate annual change in the actuarial present value of accumulated pension benefits for Mr. Covey under all of our defined benefit pension plans. No portion of the amount is attributable to above-market or preferential earnings on deferred compensation.
(6)
Represents company match paid under our Matching Gifts to Education Program.

Retainer and Fees. Our non-employee directors were paid at the following rates:

Annual Retainer Fee	$75,000
Supplemental annual non-employee Chairperson of the Board	$105,000
Supplemental annual retainer fee for Lead Director	$25,000
Supplemental annual retainer fee for Audit Committee Member	$12,000
Supplemental annual retainer fee for Audit Committee Chair	$20,000
Supplemental annual retainer fee for Exec. Comp. & Personnel Policies Committee Member	$7,500
Supplemental annual retainer fee for Exec. Comp. & Personnel Policies Committee Chair	$15,000
Supplemental annual retainer fee for Nominating and Corp. Governance Committee Member	$5,000
Supplemental annual retainer fee for Nominating and Corp. Governance Committee Chair	$12,500

During 2023, we paid our non-employee directors, or deferred on their behalf, an aggregate total of $960,797 in fees. Directors may defer receiving all or any portion of their fees under the terms of our Directors Plan. When a director elects to defer fees, he or she elects to have those fees converted into common stock units or, if not converted, then credited with annual interest at 120% of the applicable long-term federal rate, with quarterly compounding. The common stock units are credited with additional stock units as a result of dividend equivalents earned with respect to the stock units. During 2023, we also reimbursed directors for their reasonable out-of-pocket expenses for attending Board and committee meetings. Directors are also eligible for reimbursement for educational seminars, conferences and subscriptions related to their service as directors for the company, in accordance with our Director Education Program.

Equity Awards. On May 4, 2023, each of the non-employee directors serving after the meeting was granted restricted stock units under the company’s long-term incentive plan having a value of $130,000 for an aggregate amount of $1,170,000. Under the terms of the grant, each director received 2,901 restricted stock units based on the price of the common stock on the date of the grant. These restricted stock units vest on the first anniversary of the grant date provided the director’s service has not terminated other than as a result of death, disability or failure to stand for reelection at the next annual stockholder meeting. In anticipation of a non-employee director’s mandatory retirement at the end of the year in which the director reaches age 72, the award may specify that the RSU grant vests upon date of retirement. The restricted stock units are then credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock.

Other Benefits. We provide coverage for directors under our Director and Officer Liability Insurance Policy and Accidental Death and Dismemberment Insurance Policy. In addition, we provide coverage for their spouses under the Accidental Death and Dismemberment Insurance Policy. Directors are eligible to participate in our Matching Gifts to Education Program, available to all company employees, which matches contributions of up to $1,500 per year to eligible educational institutions. We made no donations on behalf of any of our directors to organizations with which any director was affiliated as an executive officer or director in excess of the amounts matched by us under this program.

Director Stock Ownership Guidelines. In order to promote and increase equity ownership by our directors and to further align their interests with those of our stockholders, the Board has adopted stock ownership guidelines that require each non-employee director to own beneficially company shares with a value of at least five times the amount of the director’s annual cash retainer, including common stock units held under the Directors Compensation Plan, by the fifth anniversary of his or her election as a director. As of December 31, 2023, all non-employee directors met their stock ownership requirements or had less than five years’ tenure as a director and were in compliance with the guidelines.

SECURITY OWNERSHIP

Security Ownership of More than 5% Stockholders

This table shows the number of shares beneficially owned as of March 1, 2024, by each owner of more than 5% of our common stock. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 79,508,189 shares of our common stock outstanding as of March 1, 2024. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, each owner has sole voting and investment power over the shares shown in this table.

	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Stockholders Owning More than 5%
The Vanguard Group
100 Vanguard Blvd. Malvern, PA 19355	11,679,137(1)	14.69%

BlackRock, Inc.
55 East 52nd Street New York, NY 10055	10,187,880(2)	12.81%

Wellington Management Group LLP
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	4,290,658(3)	5.40%

(1)
Based upon the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group has sole voting power over 0 shares, shared voting power over 52,811 shares, sole dispositive power over 11,541,171 shares and shared dispositive power over 137,966 shares.

(2)
Based upon the Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. as a parent holding company/control person of the following affiliates: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock International Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management, LLC, BlackRock Life Limited, BlackRock Japan Co., Ltd., and Aperio Group, LLC. BlackRock, Inc., has sole voting power over 10,018,745 shares and sole dispositive power over 10,187,880 shares.

(3)
Based upon the Schedule 13G filed with the SEC on February 8, 2024 by Wellington Management Group LLP, a parent holding company of certain holding companies (Wellington Group Holdings LLP, Wellington Investment Advisors LLP and Wellington Management Global Holdings, Ltd.) and the following Wellington Investment Advisers: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the foregoing Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP hold shared voting power over 3,570,324 shares and shared dispositive power over 4,290,658 shares. Wellington Management Company LLP holds shared voting power over 3,518,277 shares and shared dispositive power over 4,096,832 shares.

Security Ownership of Directors and Executive Officers

This table shows the number of shares beneficially owned as of March 1, 2024, by each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 79,508,189 shares of our common stock outstanding as of March 1, 2024. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

Directors and Named Executive Officers	Number of Shares Beneficially Owned (#)	Percent of Class (%)	Common Stock Units (#)(1)
Anne L. Alonzo	—	—	5,124
Darin R. Ball	37,002(2)	*	9,145
Linda M. Breard	—	—	23,092
Michael J. Covey	117,030(3)	*	2,982
Ashlee Townsend Cribb	—	—	32,468
Eric J. Cremers	182,099	*	59,012
James M. DeCosmo	4,763	*	2,982
William L. Driscoll	290,645(4)	*	87,547
D. Mark Leland	18,538	*	5,124
Lawrence S. Peiros	10,441(5)	*	73,006
Jerald W. Richards	20,841	*	5,484
Lenore M. Sullivan	7,711	*	16,675
Michele L. Tyler	18,817(6)	*	14,848
Wayne Wasechek	12,751(7)	*	10,418
Directors and Executive Officers as a group (18 persons)	828,988(8)	1	377,473

* Less than 1%

(1)
These stock units are not actual shares of common stock and have no voting power. The units represent deferred director’s fees for Mr. Driscoll and Mr. Peiros, and stock unit awards granted to, or deferred by, directors and officers. Amounts for Messrs. Cremers and Ball and Directors and Executive Officers as a group include restricted stock units from 2022-2024 and 2023-2025 grants that are not subject to forfeiture under the company’s 2019 Long-Term Incentive Plan and are payable following the respective retirements of Messrs. Cremers and Ball and other executive officers. See “Executive Compensation Tables - Potential Payments Upon Termination or Termination following a Change in Control - Potential Payments Upon Termination in Connection with Retirement, Death or Disability.”
(2)
Includes 5,312 shares of common stock held for Mr. Ball’s individual account under our 401(k) employee savings plan.
(3)
Comprised of the following: (i) 116,768 shares of common stock held in a trust, of which Mr. Covey and his spouse are co-trustees; and (ii) 262 shares of common stock held directly by Mr. Covey.
(4)
Includes 49,891 shares held directly by Mr. Driscoll, 136,078 shares held by trusts of which Mr. Driscoll is a trustee and shares voting power, and 99,078 shares held by trusts of which Mr. Driscoll is a trustee and shares voting and investment power. Also includes 5,231 shares held by a limited liability company of which Mr. Driscoll is manager with both voting and dispositive powers. Mr. Driscoll disclaims beneficial ownership of all shares except those held directly by him. Mr. Driscoll has the power to substitute other assets for 367 PotlatchDeltic Corporation shares in a trust that he has created over which he currently has no voting or investment power. These shares are also included in the number of shares beneficially owned by Mr. Driscoll.
(5)
These shares are held in a trust under which Mr. Peiros shares voting and investment power with his spouse.

(6)
Includes 1,801 shares of common stock held for Ms. Tyler’s individual account under our 401(k) employee savings plan.
(7)
Includes 1,922 shares of common stock held for Mr. Wasechek’s individual account under our 401(k) employee savings plan.
(8)
Includes an aggregate of 9,035 shares of common stock held for the executive officers’ benefit under our 401(k) employee savings plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five outside (non-employee) directors, all of whom meet Nasdaq listing standards for audit committee independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. The Committee’s charter is reviewed periodically by the Audit Committee, which recommends appropriate changes to the Board of Directors.

The Committee is responsible for providing oversight on matters relating to PotlatchDeltic’s accounting, financial reporting, internal controls, auditing, cybersecurity, legal and regulatory compliance and financial risk management. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and the reports of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the company’s annual consolidated financial statements to generally accepted accounting principles in the United States and an opinion on the effectiveness of internal control over financial reporting. During fiscal year 2023, the Committee met eight times.

In connection with the audit process, the Committee has received from our independent registered public accounting firm, KPMG LLP, or KPMG, the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Committee also discussed the quality and adequacy of the company’s internal controls with management, the Internal Audit Director and KPMG. The Committee reviewed with KPMG and the Internal Audit Director their respective audit plans, audit scope and identification of audit risks, and reviewed and discussed the results of the internal audit examinations with the Internal Audit Director.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023, with management and with KPMG outside the presence of management. The Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).

Based on these reviews and discussions with management, KPMG and the Internal Audit Director, the Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The Committee Members

Linda M. Breard (Chair)
Anne L. Alonzo James M. DeCosmo
D. Mark Leland
Lenore M. Sullivan

Fees Paid to Independent Registered Public Accounting Firm in 2023 and 2022

The Audit Committee has considered and determined that the services provided by KPMG in fiscal years 2023 and 2022 are compatible with the auditor independence requirements. The following table shows fees for professional services rendered by KPMG for audit services for the years ended December 31, 2023 and 2022, and fees billed for other services rendered by KPMG during each of these years.

Year	Audit Fees ($)(1)	Audit-Related Fees ($)(2)	Tax Fees ($)	All Other Fees ($)(3)
2023	1,525,350	5,000	—	—
2022	2,003,000	—	—	112,000

(1)
Audit Fees represent fees for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting and reviews of our quarterly consolidated financial statements.
(2)
Audit-Related Fees represent fees for pre-implementation services related to financial information systems to be implemented in 2024.
(3)
All Other Fees for 2022 represent fees for a readiness assessment related to ESG information.

The Audit Committee is required to pre-approve the audit, audit related, tax and all other services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all such services in 2022 and 2023 and concluded that such services performed by KPMG LLP were compatible with the maintenance of their independence in the performance of its auditing functions. A copy of the Audit Committee’s pre-approval policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then “Audit Committee Pre-Approval Policy.” Under the terms of the Policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITOR FOR 2024

We recommend a vote FOR this proposal.

KPMG LLP, a registered public accounting firm, currently serves as our independent registered public accounting firm and has conducted the audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2023. A summary of the fees paid by us to KPMG in connection with its audits for 2023 and 2022 can be found in the section titled, “Fees Paid to Independent Registered Public Accounting Firm in 2023 and 2022” in this proxy statement.

Based upon its review of KPMG’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2024.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. The listing standards of the Nasdaq Global Select Market provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2024 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent auditor for 2024.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation policies and decisions of the Executive Compensation and Personnel Policies Committee with respect to our senior executives, including the officers named in the Summary Compensation Table (the “named executive officers”). For 2023, our named executive officers and the offices they held were:

•
Eric J. Cremers, President and Chief Executive Officer
•
Wayne Wasechek, Vice President and Chief Financial Officer*
•
Ashlee Townsend Cribb, Vice President, Wood Products
•
Michele L. Tyler, Vice President, General Counsel and Corporate Secretary
•
Darin R. Ball, Vice President, Timberlands
•
Jerald W. Richards, Former Vice President and Chief Financial Officer**

* Mr. Wasechek served as (i) Controller and Principal Accounting Officer until April 19, 2023, (ii) Interim Vice President, Chief Financial Officer and Chief Accounting Officer from April 19, 2023 until August 29, 2023, and (ii) Vice President and Chief Financial Officer since August 29, 2023.

** Mr. Richards served as Vice President and Chief Financial Officer until he resigned from the Chief Financial Officer role on April 19, 2023. He then served as Vice President from April 19, 2023 until he resigned from the company, effective May 12, 2023.

Executive Summary

Summary of 2023 Results

Overall, the company performed well in a challenging year for its products and made substantial progress on its strategic goals while continuing to remain disciplined on deploying capital. We delivered solid financial results in spite of an economic environment with elevated inflation and high interest rates, which reduced lumber demand and prices. Below is a list of our key 2023 accomplishments.

Subject	Accomplishment
Financial Results
•
The company generated $200.2 million of Total Adjusted EBITDDA* in 2023 on revenues of $1.0 billion, compared to $574.2 million of EBITDDA in 2022 on revenues of $1.3 billion.
•
Our Timberlands segment harvested 7.7 million tons during 2023, realizing $151.3 million in EBITDDA.
•
Our Wood Products division realized $20.5 million in EBITDDA, successfully executed its planned capital projects and shipped 1.1 billion board feet in 2023.
•
Our Real Estate business realized $67.8 million in EBITDDA from strong rural real estate sales.

Distributions to Shareholders	• In 2023, we paid $143.6 million in quarterly cash dividends to our shareholders.
Stock Repurchases	• In 2023, we repurchased 556,000 shares at a total consideration of $25 million.
Financing Matters
•
We refinanced a $40 million term loan.
•
We used a portion of our interest rate swaps to reduce our annual cash interest costs by approximately $0.5 million. This maintained our weighted-average cost of debt at 2.3%.
•
We maintained a strong liquidity position of $529 million as of December 31, 2023.

Acquisition Matters
•
We completed the stratification of the CatchMark timberlands identifying higher value opportunities.
•
We completed the integration of CatchMark into our operations and achieved our targeted total CatchMark synergies of $21 million.

Safety	• We met or exceeded our 2023 safety goals for incident and severity rates.

Corporate Responsibility Matters
•
We included corporate responsibility goals in our AIP goals for 2023. See “2023 Annual Cash Incentive Awards - 2023 Non-Financial Performance Metrics and Results” below.
•
We published our 2022 ESG Report and our 2022 Carbon and Climate Report. See “Our Commitment to Corporate Responsibility” above for information on additional corporate responsibility accomplishments.
•
We continue to make progress towards our 2030 GHG reduction targets from a 2021 baseline. These targets include
▪
42% reduction for Scope 1 and Scope 2 emissions and
▪
25% reduction in Scope 3 value chain emissions.
•
Our Board is 33% diverse.

Talent Development
•
In April 2023, we appointed Wayne Wasechek, our former Controller and Principal Accounting Officer, as Interim Vice President, Chief Financial Officer and Chief Accounting Officer when our former Vice President and Chief Financial Officer, Jerald W. Richards, resigned from that role. In August 2023, we appointed Mr. Wasechek as Vice President and Chief Financial Officer.
•
In October 2023, we appointed Glen F. Smith, our former Director of Corporate Accounting, as Chief Accounting Officer.

*A reconciliation of Total Adjusted EBITDDA to net income, the closest comparable GAAP measure, is found on page 48 of our 2023 Annual Report on Form 10-K.

Summary of Key Compensation Decisions for 2023

2023 Annual Incentive Program. In February 2023, the Compensation Committee approved the use of both financial and non-financial goals for annual incentives for 2023. The non-financial goals include a variety of metrics focused on operational and corporate responsibility goals tailored to corporate or divisional responsibilities, as appropriate. We believe the addition of the non-financial goals is helpful to provide a more comprehensive view of company performance that includes important strategic and operational goals not always captured in our annual financial results. The nonfinancial goals account for 20% of the award opportunity and the remaining 80% of the award opportunity is based on FFO or both FFO and EBITDDA financial metrics, depending on the participant group. Each of the participant groups achieved the payout percentage shown below for their respective non-financial goals.

Participant Group	2023 Total Target % Payout Achieved
Corporate	123%
Timberlands	112%
Wood Products	43%
Real Estate	162%

2021-2023 Long-Term Equity Incentives. The 2021-2023 Long-Term Equity Incentives included, in addition to time-based restricted stock units, performance shares that are earned based on the company’s TSR over a three-year performance period relative to the median TSR of the performance peer group (weighted 50%) and the company’s TSR percentile ranking relative to all companies within the NAREIT All Equity REITs Index (of which we are a member) (weighted 50%) over such performance period. See “2023 Long-Term Equity Incentive Awards – Performance Peer Group.”

During the three-year period ending December 31, 2023, the company’s annualized total shareholder return (“TSR”) was 6.853%. This underperformed the median of the group of four forest products companies that we refer to as our “performance peer group” by 4.50 percentage points. In addition, our TSR for the full performance period of 21.90% ranked us 45th out of 135 companies in the NAREIT All Equity REITs Index.

Based on these relative TSR outcomes, 102.41% of the performance shares granted as part of the 2021-2023 Long-Term Equity Incentive awards vested, plus dividends credited pursuant to the terms of the award. See “2023 Long-Term Equity Incentive Awards – PotlatchDeltic Corporation TSR Comparison” below.

Change in Mix of Long-Term Incentives. For 2023, the Committee approved a mix of long-term incentive grants of 60% performance share awards and 40% restricted stock units to more closely align with competitive market practice.

Aligned Base Salaries and Incentive Targets. With the guidance of a competitive market assessment prepared by the Committee’s independent compensation consultant, the Committee approved increases to base salaries and annual and long-term incentive targets for certain executives to more closely align with competitive market medians. For Mr. Ball, the Committee also considered his expanded role and achievements relating to the timberlands acquired from the Loutre and CatchMark Mergers and various bolt-on acquisitions. For Mr. Richards, the Committee also considered his achievements relating to the CatchMark Merger and reduction in the company’s borrowing costs. The key increases are summarized in the following table.

Executive	Changes
Eric J. Cremers, President and Chief Executive Officer	Increased long-term incentive target award for 2023-2025 to 295% of base salary, up from 235% of base salary for 2022-2024.
Darin Ball, Vice President, Timberlands

Increased base salary from $311,500 to $342,700, and increased long-term incentive target award to 110% of base salary, up from 100% of base salary for 2022-2024. In addition, for the 2023-2025 target award only, the Committee approved an increase to his long-term incentive target award to 120% of the new long-term incentive target.

Jerald W. Richards, Former Vice President and Chief Financial Officer*	Increased long-term incentive target award for 2023-2025 to 160% of base salary, up from 135% of base salary for 2022-2024.

* Mr. Richards served as Vice President and Chief Financial Officer until he resigned from the Chief Financial Officer role on April 19, 2023. He then served as Vice President from April 19, 2023 until he resigned from the company, effective May 12, 2023. Due to his resignation, Mr. Richards forfeited his 2023-2025 long-term incentive award.

In addition, Wayne Wasechek’s compensation changed as described below:

•
Interim Position. In connection with the Board’s appointment of Mr. Wasechek as Interim Vice President, Chief Financial Officer and Chief Accounting Officer, the Board approved the following compensation matters for him in his interim role, based on competitive pay practices and the advice of the Committee’s independent compensation consultant: (i) a monthly incremental salary stipend of $11,250, effective April 19, 2023; (ii) eligibility for a discretionary cash bonus of an amount to be determined and approved by the Board at the end of the interim period; and (iii) a restricted stock unit grant on April 19, 2023 with a grant value of $175,000. The grant will vest 100% on the third anniversary of the grant date. The number of shares covered by the grant was determined by dividing the grant value by the closing price of the company’s stock on the grant date.
•
Current Position. In connection with the Board’s appointment of Mr. Wasechek as Vice President and Chief Financial Officer, effective August 29, 2023, the Compensation Committee approved the following compensation matters for him, based on competitive pay practices and to align his compensation more closely to the target pay for his role, and based on the advice of the Committee’s independent compensation consultant: (i) a base salary increase from $269,600 to $405,000; (ii) discontinuance of the monthly incremental salary stipend of $11,250 for service in his interim Chief Financial Officer role; (iii) an increase in his annual incentive target for 2023 from 40% of base salary to 65% of base salary for the full 2023 performance period; (iv) an increase in his long-term incentive target from 65% of base salary to 110% of base salary; and (v) discontinuance of his eligibility for a discretionary bonus for service in his interim role.

New Clawback Policy for Executive Officers. The company’s new clawback policy for executive officers became effective in December 2023 in order to comply with a new Nasdaq listing rule. See “Recovery of Incentive Compensation” below.

Revised Insider Trading Policy. In December 2023, the company adopted a revised Securities Law Compliance and Insider Trading Policy, which included updates to the policy and enhanced procedures for compliance with the securities laws. See “Securities Law Compliance and Insider Trading Policy” below.

Summary of Executive Compensation Program and Practices

The Compensation Committee, working with company management, has adopted compensation policies and procedures that represent strong corporate governance, including the following:

✓ Independent Compensation Committee	The Compensation Committee is composed solely of independent directors within the meaning of Nasdaq listing rules relating to compensation committees.
✓ Independent Compensation Consultant

In 2023, the Compensation Committee was advised by Semler Brossy, an independent compensation consultant that provides no other services to the company and has no prior relationship with any of the named executive officers.

✓ Competitive Market Assessments

The Compensation Committee requests that its independent consultant conduct a review of the company’s executive compensation program at least every two years to evaluate whether it is comparable to compensation programs of companies of similar size.

✓ Peer Group Review

The competitive market and the peer group of companies used for TSR comparison in determining performance share outcomes is carefully reviewed annually by the Compensation Committee with input from its independent consultant. Changes to the peer group require Compensation Committee approval.

✓ Annual Stockholder Advisory Vote

The company seeks an annual stockholder advisory vote to approve executive compensation. The results of the advisory vote on executive compensation are considered by the Compensation Committee in determining executive compensation.

✓ Compensation Risk Assessment

Company management and the Compensation Committee’s independent consultant complete a risk assessment of the company’s executive compensation programs annually to evaluate whether they are designed and administered in a manner that discourages undue risk-taking by executives. The assessment is reviewed by the Compensation Committee.

✓ Double-Trigger Acceleration	A “double trigger” is required before severance benefits are paid and equity awards vest in connection with a change in control event.
✓ Limited Perquisites

The company does not provide excessive perquisites or other personal benefits to officers or senior employees, such as aircraft for personal use, paid parking spaces, or company cars. The company pays the premiums for accidental death and dismemberment insurance and may provide tax protection for costs associated with relocation.

✓ Executive Stock Ownership Guidelines

The company has a robust stock ownership policy. The company’s President and Chief Executive Officer is required to achieve minimum stock ownership that is five times his base salary and the other named executive officers are required to achieve minimum stock ownership that is two times their respective base salaries.

✓ Clawback Policies

The company has an incentive compensation recovery policy for executive officers that requires the company to recover incentive-based compensation in the event of an accounting restatement pursuant to Nasdaq Listing Rule 5608. The company also has a separate incentive compensation recovery policy to permit recovery of compensation earned as a result of a material financial restatement that resulted from fraud or misconduct by a company employee or when an employee is terminated from employment for cause. See “Recovery of Incentive Compensation” below.

✓ Insider Trading Policy	The company has a securities law compliance and insider trading policy with procedures for compliance with the securities laws.
✓ Hedging Policy	Under the company’s securities law compliance and insider trading policy, directors, officers and employees are prohibited from hedging their ownership interest in company securities.
✓ Pledging Policy

Under the company’s securities law compliance and insider trading policy, directors and executive officers are prohibited from pledging company securities as collateral except under limited circumstances and only with approval by the Compensation Committee.

2023 Stockholder Advisory Vote to Approve Executive Compensation

At our annual meeting of stockholders in May 2023, we held our annual stockholder advisory vote to approve the compensation of our named executive officers (say-on-pay). Our stockholders approved the compensation of our named executive officers as described in our 2023 proxy statement by over 95% of the votes cast. As we evaluated our compensation practices throughout 2023, we considered the strong support our stockholders expressed for our executive compensation program. As a result, the Compensation Committee decided to retain our general approach to executive compensation in 2023. None of the changes to our compensation program structure in 2023 were attributed to the say-on-pay vote, but are part of continuous efforts to evaluate and improve our compensation programs.

Compensation Consultants

Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and approve the fees and other retention terms of compensation consultants and other advisers to assist it in its ongoing development and evaluation of company compensation policies and practices and the Committee’s determination of compensation awards. For 2023, the Committee engaged Semler Brossy as its independent compensation consultant. The Compensation Committee’s independent compensation consultant reports directly to the Committee and not to management. Semler Brossy is independent from our company, has not provided any services to our company other than to the Compensation Committee and Nominating Committee and receives compensation from our company only for services provided to the committees. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC rules and has concluded that Semler Brossy’s work has not raised any conflict of interest. The Compensation Committee’s independent compensation consultant:

•
attends Committee meetings upon request;
•
meets with the Committee without management present;
•
provides third-party data, advice and expertise on proposed executive compensation and executive compensation plan designs;
•
reviews briefing materials prepared by management and outside advisers to management and advises the Committee on the matters included in these materials, including the consistency of proposals with the Committee’s compensation philosophy, risks inherent in proposals and comparisons to programs at other companies;
•
prepares for the Committee at least every two years an assessment of the company’s compensation programs, including positioning of the programs in the competitive market, to assist the Committee in its analysis of each component of each of our executive officers’ compensation packages to assess the proper balance, competitiveness and efficacy of the features of each compensation component, and how they accomplish the company’s compensation objectives;
•
reviews drafts of the Compensation Discussion and Analysis; and
•
advises the Nominating Committee on director compensation.

All of the decisions with respect to determining the amount and form of executive compensation under our compensation programs are ultimately made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by the Committee’s independent compensation consultant.

Competitive Market Assessments

As part of determining compensation levels for named executive officers, the Compensation Committee reviews information regarding the median compensation paid by other companies of comparable size both in our industry and more broadly. At least every two years, the Committee asks its independent compensation consultant to provide it with a market assessment that utilizes market data from the most relevant compensation surveys available. In its review presented to the Committee in December 2022, the consultant referenced the Forest Products Industry Compensation Association Survey for industry-specific market data and a survey from Mercer for general industry market data representing similarly sized companies. The Committee also reviews compensation data from U.S. companies within our performance peer group (see “2023 Long-Term Equity Incentive Awards – Performance Peer Group”). In addition, in 2023, the consultant provided peer data and other pay considerations in support of its recommendations on interim compensation for Wayne Wasechek, whose scope of responsibility expanded due to his appointment as Interim Vice President, Chief Financial Officer and Chief Accounting Officer, and for Mr. Wasechek’s compensation in connection with his later appointment as Vice President and Chief Financial Officer.

Management Input

In early 2023, the company’s President and Chief Executive Officer and Vice President, Human Resources recommended to the Compensation Committee changes to base salaries and target amounts for annual cash incentive awards and long-term equity incentive awards for each named executive officer, except the President and Chief Executive Officer. These recommendations were based on the principal duties and responsibilities of each executive officer, competitor pay levels within our industry, pay levels for comparable companies of similar size within regional and national markets, internal pay equity, and individual performance. In addition, our Vice President, Human Resources provided the Committee with a detailed review of the actual results of the company’s corporate and operating divisions compared to the performance goals established at the beginning of the year under our annual incentive plan, and the resulting awards proposed to be made to the named executive officers. Our President and Chief Executive Officer also recommended performance targets for 2023 for the Compensation Committee to consider. In addition, he made recommendations on the interim pay for the Interim Vice President, Chief Financial Officer and Chief Accounting Officer and his later appointment as Vice President and Chief Financial Officer.

The Compensation Committee determines any change to the base salary, annual cash bonus and equity awards for the President and Chief Executive Officer based upon its evaluation of such officer’s performance and advice from the Committee’s independent compensation consultant.

Compensation Objectives and Elements of Compensation

Compensation Philosophy and Objectives. Our compensation philosophy is to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We also believe that a significant portion of total compensation for our senior executives should be at risk and dependent on the achievement of target levels of performance. The key objectives of our compensation program are aimed at helping us to recruit, motivate and retain talented and experienced executives, ensure our incentive compensation is aligned with short-term and long-term company performance and align our employees’ interests with those of our stockholders.

Compensation Components. We balance our executives’ compensation packages among three components, as shown below.

EXECUTIVE COMPENSATION	=	BASE SALARY	+	ANNUAL CASH INCENTIVES	+	LONG-TERM EQUITY INCENTIVES

Salaries are provided to employees as compensation for basic services to the company and to meet the objective of attracting and retaining the talent needed to run our business. Our annual cash incentives reward employees for helping us achieve annual financial and non-financial goals, and our long-term equity incentives reward employees for helping us to achieve the company’s overall long-term business objectives and perform at a level of TSR that exceeds that of our performance peers. The Compensation Committee also considers the individual’s performance against his or her operational, financial, safety, environmental, and/or human capital objectives when approving annual incentive awards for executives. (See “2023 Annual Cash Incentive Awards” below.) We compensate executives with higher levels of responsibility with a higher proportion of at-risk incentive compensation and equity compensation, so their interests are closely aligned with those of our stockholders. Approximately 52% to 80% of our named executive officers’ compensation is composed of a combination of annual cash incentive target awards and long-term equity incentive target grants. Sixty percent of our 2023 long-term incentive awards to our named executive officers vest based on performance, which is measured based on achievement of relative TSR over a three-year period. See “Summary Comparison of 2023 Target and Actual Compensation” below for each named executive officer’s specific compensation mix for 2023.

To ensure fiscal discipline, we set threshold performance levels so that no incentive awards are made if performance results fall below threshold levels, and we set caps on the aggregate amount of incentive compensation that we pay, regardless of actual performance results.

2023 Base Salary

As part of determining executive base salaries, the Compensation Committee reviews information regarding base salaries for companies of comparable size, both in our industry and more broadly, as well as job performance, long-term potential, and tenure. We determine an executive’s rate of pay within a market range for his or her position based upon the executive’s level of experience and performance relative to his or her individual performance plan. Each executive’s individual performance plan contains operational, financial, safety, environmental, and/or human capital objectives determined by the executive together with his or her supervisor. For 2023, the salaries of our named executive officers were set by the Committee or the Board (except as described below for Mr. Wasechek’s salary increase in February 2023) in its sole discretion after consultation with its independent compensation consultant and discussions with the President and Chief Executive Officer.

For 2023, the Compensation Committee approved base salary increases of 4.6% for each of Mr. Richards and Mses. Cribb and Tyler, and 10.0% for Mr. Ball. The increase for Mr. Ball was made to more closely align his salary and total pay with the general industry median and considered the growth in the timberlands portfolio as well as his performance and achievements. See “Summary of Key Compensation Decisions for 2023 – Aligned Base Salaries and Incentive Targets” above. The increases for the other named executive officers were based on consideration of (i) their individual performance over time and (ii) continued tracking and alignment within the competitive range of the general industry median for the specific role. Mr. Wasechek's salary increases in 2023 are described in footnote ** to the table below.

Name	Base Salary Increase (% Increase)	Base Salary 2023 ($)	Base Salary 2022 ($)
Eric J. Cremers	—*	900,000	900,000
Jerald W. Richards	4.6	495,600	473,800
Wayne Wasechek	**	**	255,505
Ashlee Townsend Cribb	4.6	457,900	437,800
Michele L. Tyler	4.6	400,100	382,500
Darin R. Ball	10.0	342,700	311,500

*Mr. Cremers’s salary remained unchanged in 2023 due to his position within the market range for total cash compensation for his role.

**In February 2023, our President and Chief Executive Officer approved Mr. Wasechek’s base salary increase of 5.5% from $255,505 to $269,600 to more closely align his salary to the competitive range of the general industry median for his role as Controller and Principal Accounting Officer. In April 2023, in connection with Mr. Wasechek’s appointment as Interim Vice President, Chief Financial Officer and Chief Accounting Officer, the Board approved a monthly incremental salary stipend for him of $11,250 per month totaling $56,813 in addition to his annual base salary while he was in that role in 2023. In August 2023, in connection with his appointment as Vice President and Chief Financial Officer, the Committee approved a salary increase of 50.2% from $269,600 to $405,000. The compensation decisions relating to such appointments were based on competitive pay practices and the advice of the Committee’s independent compensation consultant. See “Summary of Key Compensation Decisions for 2023 - Aligned Base Salaries and Incentive Targets” above.

2023 Annual Cash Incentive Awards

Pursuant to the terms of the company’s Annual Incentive Plan, each year the Compensation Committee establishes target annual bonuses for our executive officers as a percentage of base salary. These targets are based on the recommendations of management and the Committee’s independent compensation consultant after a review of the compensation practices of companies of comparable size both in our industry and generally. These targets are set forth below under “Summary Comparison of 2023 Target and Actual Compensation.”

2023 Program Design

In February 2023, the Compensation Committee approved both financial and non-financial goals for 2023 for our executive officers with input from the President and Chief Executive Officer and other members of management. The new approach, which includes an assessment of performance against non-financial goals, is intended to provide a more holistic assessment of company performance. The financial goals are based on FFO or both FFO and EBITDDA, depending on the participant type, and account for 80% of the award opportunity. The non-financial goals, which are focused on a variety of operational and corporate responsibilities, account for the remaining 20% of the award opportunity. The resulting achievement is subject to an individual modifier of 0% to 200%, based on individual or company performance.

The chart below shows the new 2023 program design.

Participant Type	Performance Metrics and Weightings	Performance Leverage (% of Target)
Corporate	FFO (80%) Corporate Non-Financial Goals (20%)	0%-200% 50%-150%
Division	FFO (20%) Corporate Non-Financial Goals (5%)	0%-200% 50%-150%
	EBITDDA (60%) Division Non-Financial Goals (15%)	0%-200% 50%-150%
Payout Range		10%-190%

Individual Modifier		0% to 200%

2023 Financial Performance Metrics and Results

In order to reflect both our REIT structure and our wood products operations, the Committee approved the use of the following financial performance metrics, depending on the participant type:

•
For corporate participants (including Messrs. Cremers, Richards and Wasechek and Ms. Tyler): funds from operations, or FFO, measured at the corporate level against a pre-defined target (based on the company’s 2023 budget approved by the Board); and
•
For division participants (including Ms. Cribb and Mr. Ball): (i) FFO, measured at the corporate level, as described above; and (ii) earnings before interest, taxes, depreciation, depletion and amortization, or EBITDDA, measured at the applicable operating division against pre-defined targets.

We define FFO as net income, plus depletion, depreciation and amortization, and basis of real estate sold, and excluding the effect on net income of certain special items such as gain on fire damage, merger-related expenses, and gains and losses on disposition of fixed assets. The use of this measure is intended to focus eligible employees on generating profits by both increasing revenues and controlling costs. In addition, FFO is the primary measure used by the investment community to measure REIT performance. We believe that profitable growth reflected in our FFO and EBITDDA measures will drive stockholder value over time. Furthermore, the Committee believes that, at the division level, measuring EBITDDA provides more transparency to employees because the divisions do not make capital allocation decisions.

The Committee approved the 2023 financial targets and related performance modifiers and scales shown below. The financial performance modifier proportionally increases or decreases between threshold (80% of target) and target levels and between target and maximum levels (126.7% of target).

Financial Performance Metric	Threshold (Pays 0.25 X Target)	Target (Pays 1.00 X Target)	Maximum (Pays 2.00 X Target)
Corporate FFO	$140.7 million	$175.9 million	$222.9 million

Divisional EBITDDA
Timberlands	$119.8 million	$149.8 million	$189.8 million
Wood Products	$36.8 million	$46.0 million	$58.3 million
Real Estate	$44.0 million	$55.0 million	$69.7 million

The company’s actual 2023 FFO is calculated as follows (dollars in millions):

Net income	$62.1
Total depreciation, depletion and amortization	121.2
Basis of real estate sold	31.4
Gain on fire damage, net of tax	(29.6)
CatchMark Merger-related expenses	2.5
Loss on disposition of fixed assets	0.5
FFO	$188.1

For 2023, the company’s actual FFO was $188.1 million, or 106.9% of the target of $175.9 million.

The actual 2023 EBITDDA for each operating division relative to the target 2023 EBITDDA was as follows:

Operating Division	Actual 2023 EBITDDA ($ in millions)(1)	Target 2023 EBITDDA ($ in millions)	Percent of Target Achieved (%)
Timberlands	151.3	149.8	101.0
Wood Products	20.5	46.0	44.5
Real Estate	67.8	55.0	123.2

(1)
Each operating division’s actual 2023 EBITDDA is shown in Note 2 to the audited consolidated financial statements included in our 2023 Annual Report on Form 10-K. Actual 2023 EBITDDA for each of the Timberlands and Wood Products divisions was calculated by taking the division’s operating income/(loss) and adding depreciation, depletion and amortization and loss on disposition of fixed assets. Actual 2023 EBITDDA for the Real Estate division was calculated by taking the division’s operating income and adding the basis of real estate sold plus depreciation.

2023 Non-Financial Performance Metrics and Results

The Committee approved non-financial performance metrics for additional operational focus in 2023. These metrics incorporate performance expectations in the areas of operational excellence, safety, environmental stewardship, and human capital management. The summary below describes the outcomes in these areas that were key drivers of the overall performance for participants.

•
Operational Excellence. Our real estate sales achieved above-target performance by exceeding our sales price goals while meeting our goal for number of rural acres sold. We also developed new Natural Climate Solutions business opportunities, including new carbon and solar opportunities, delivered on our financial synergies related to the CatchMark Merger, completed stratification of CatchMark lands, and achieved our timberlands production goals, all while identifying and implementing cost management initiatives throughout our operations. We did not, however, meet our shipment expectations for wood products, resulting from production shortfalls at two of our mills.

•
Safety. We met performance expectations with respect to incident rate and exceeded performance expectations with respect to severity rate.
•
Environmental Stewardship. We delivered on our key corporate sustainability reporting goals, made progress towards our 2030 greenhouse gas reduction targets, maintained forest management certifications with no nonconformance reports, and reduced waste and energy consumption in our wood products division.
•
Human Capital Management. We added meaningful bench strength across our operations in support of our human capital management and succession planning goals.

2023 AIP Target Achieved

The table below shows the total 2023 AIP target percentage based on the level of achievement of the 2023 financial and non-financial goals for the participant groups.

Participant Group	FFO (80% Weighting)	Non-Financial Goals (20% Weighting)	2023 Total Target % Payout Achieved*
Corporate	126%	110%	123%

	Corporate - Weighted 25%		Division - Weighted 75%
Participant Group	FFO (80% Weighting)	Non-Financial Goals (20% Weighting)	EBITDDA (80% Weighting)	Non-Financial Goals (20% Weighting)	2023 Total Target % Payout Achieved*
Timberlands	126%	110%	104%	130%	112%
Wood Products	126%	110%	0%	80%	43%
Real Estate	126%	110%	187%	130%	162%

*Due to rounding, the ratio of an actual award amount to the target award amount may not equal the ratio represented by the Total Target % Payout Achieved. The resulting achievement is subject to an individual modifier of 0% to 200%, based on individual or company performance.

Determination of 2023 Annual Incentive Award Payment. The Compensation Committee made awards to our named executive officers based on the total target percentage payout achieved for the applicable participant group, recommendations from the President and Chief Executive Officer, and the results of individual performance reviews.

In determining the award for Mr. Cremers, the Committee considered its evaluation of his performance against his financial, operational and strategic goals for 2023. These goals included, among others: (i) safety goals to reduce incident rate and severity rate; (ii) environmental goals for the Wood Products Division; (iii) third party certification and environmental goals for the Timberlands Division; (iv) strategy goals regarding natural climate solutions and growth opportunities; (v) goals to achieve key operational improvements within budget; (vi) deliver on financial synergies relating to the CatchMark Merger; (vii) continue to make progress on corporate responsibility matters, including expanding ESG reporting to meet key existing and pending framework requirements; and (viii) human capital goals regarding attracting and developing a diverse management team capable of executing on the company’s long-term strategic objectives. The Committee discussed its evaluation of Mr. Cremers’s performance in executive session without his presence.

The recommendations of the President and Chief Executive Officer to the Committee concerning the payment of awards for each of the other executive officers were based on the individual performance evaluations of those officers. These evaluations took into account objective criteria in the form of operating results against budget, and subjective criteria such as performance against strategic goals which involve the exercise of discretion and judgment in assessing performance. See “Summary Comparison of 2023 Target and Actual Compensation.” below.

2023 Long-Term Equity Incentive Awards

Our long-term incentive program is intended to link compensation to long-term company performance. Under our long-term incentive program, we grant two types of equity awards:

•
performance shares, which reward employees for company performance over a three-year period that exceeds the applicable performance peer groups, encourage employees to focus on the creation of long-term stockholder value, and align the interests of employees with those of our stockholders; and
•
restricted stock units, which vest on December 31 immediately preceding the third anniversary of the grant date, and aid in the recruitment and retention of key employees.

The effective grant date for equity awards is the day of the Compensation Committee meeting at which the awards are approved, typically in February of each year. These meetings are scheduled well in advance of the actual meeting date and are not coordinated with the release of any material, non-public information. Equity grants to executive officers who are hired during the year are generally effective upon the executive’s first date of employment.

Long-Term Equity Incentive Award Guidelines. The Compensation Committee has approved “guideline” long-term incentive values for each executive eligible for long-term equity incentive awards other than the President and Chief Executive Officer. These guideline values are targeted at the median of competitive practice, and for the 2023 long-term incentive grants, were based on a 2022 assessment of compensation programs of comparably sized companies by the Committee’s independent compensation consultant. The employee’s guideline value may be increased or decreased at the Committee’s discretion based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. Guideline values are then converted to performance shares and restricted stock units in a given year by dividing the values by an amount equal to the closing price of company common stock on the grant date. In the case of the company’s President and Chief Executive Officer, the Committee determines in its sole discretion the value of equity awards to be granted based on a review by the Committee’s independent compensation consultant of competitive practices and the Committee’s evaluation of the President and Chief Executive Officer's performance.

Restricted Stock Units. The annual restricted stock unit grants vest on December 31 immediately preceding the third anniversary of the grant date unless the officer’s employment with the company is terminated for any reason other than death, disability or retirement. See “Potential Payments upon Termination or Termination Following a Change in Control.” We have also periodically granted restricted stock units to newly hired executives to replace the value of equity awards that were forfeited when they left their prior employer and to align the interests of new executives to those of our stockholders.

Performance Shares. Performance shares are earned based on the company’s TSR over a three-year performance period relative to the median TSR of performance peer group (weighted 50%) and the company’s TSR percentile ranking relative to all companies within the NAREIT All Equity REITs Index (of which we are a member) (weighted 50%) over such performance period. TSR is calculated based on stock price appreciation plus cash and share distributions. See “2023 Long-Term Equity Incentive Awards – Performance Peer Group.”

Threshold, Target, and Maximum. The Compensation Committee believes that for purposes of measuring company performance for awarding performance shares:

•
performance measures should be subject to thresholds so that an executive officer’s compensation should be at risk if minimal performance is not achieved;
•
performance measures at which 100% of target amounts are earned should be established at median levels, consistent with our philosophy of compensating executives at or near the median compensation paid by companies of comparable size; and
•
performance-based compensation should be capped at 200% of targeted shares in order to maintain fiscal discipline and reduce risk-taking.

2023 Long-Term Equity Incentive Awards. In February 2023, the Compensation Committee approved long-term incentive awards for all eligible employees consisting of performance shares (60%) and restricted stock units (40%). See “Summary of Key Compensation Decisions for 2023 - Change in Mix of Long-Term Incentives” above.

Performance Stock Units	Restricted Stock Units
60%	40%

The performance shares granted in 2023 to the President and Chief Executive Officer and other employees are earned based upon company performance over a three-year period ending December 31, 2025. The following table sets forth the relative TSR performance scale and the corresponding number of shares earned as a percentage of the weighted targets that were set by the Committee. The percentage of performance shares earned is the sum of the percentage multiple in each column divided by two.

POTLATCHDELTIC CORPORATION TSR COMPARISON

Median TSR of Eight Performance Peers	Percent of Shares Issued (%)	TSR Percentile Ranking NAREIT All Equity REITS Index	Percent of Shares Issued (%)
(weighted 50%)		(weighted 50%)
Below Threshold	—	Below Threshold	—
Threshold (Median – 7.5%)	25	Threshold (33rd percentile)	25
Target (Median)	100	Target (50th percentile)	100
Maximum (Median + 15%)	200	Maximum (85th percentile)	200

The number of performance shares earned for each factor proportionately increases or decreases between threshold and target levels for the factor and between target and maximum levels for the factor. The Committee continues to believe that no performance shares should be earned with respect to a performance factor for performance below the applicable threshold performance level.

Performance Peer Group. As a specialized REIT, we consider our peer companies for purposes of TSR comparisons to consist of “pure play” timber REITs and other forest product companies. Eight forest product companies are used for comparing our TSR when determining performance share outcomes. Following the removal of CatchMark from our forest product peer group due to its merger into the company, the Compensation Committee approved an updated peer group, commencing with the 2023-2025 performance share grants, by adding the following four new peer companies: West Fraser Timber Co. Ltd., Canfor Corporation, Interfor Corporation and Western Forest Products Inc. The forest product companies used for TSR comparisons for the 2023-2025 performance share grants are as follows:

Company	Annual Revenue (USD or CAD)(1)	Market Capitalization (USD or CAD)(2)
Weyerhaeuser	7,674	25,468
UFP Industries	7,218	7,168
Rayonier	1,057	5,201
The St. Joe Company	389	3,152
West Fraser Timber Co.*	6,454	9,031
Canfor Corporation*	5,427	2,015
Interfor Corporation*	3,316	1,059
Western Forest Products*	1,018	196
PotlatchDeltic Corporation	1,024	3,640

* Amounts shown are in Canadian dollars.

(1)
In millions, for the 2023 fiscal year, based on publicly available information. Amounts shown for companies that do not publicly report revenue are the most closely comparable financial metric that is publicly reported by each such company.

(2)
In millions as of March 1, 2024.

Adjustments to Performance Share Awards. The Compensation Committee reserves the right to reduce or eliminate any performance share award to an executive, or to all executives as a group, for any reason. The Committee did not exercise this authority for 2023.

Summary Comparison of 2023 Target and Actual Compensation

The following table shows the target and the actual amounts for salary and annual and long-term incentive awards for our named executive officers, along with the 2023 percentage of total direct compensation represented by the amount of each component (i.e., the mix of pay).

		TARGET VALUE			ACTUAL VALUE
	TARGET 2023 TOTAL DIRECT COMPENSATION(1)			ACTUAL 2023 TOTAL DIRECT COMPENSATION(1)
Name	Salary ($) (% of Total)	Target short-term incentive award ($)(cash) (% of Total)	Guideline long-term incentive grant value ($)(equity)(2) (% of Total)	Salary ($)(3) (% of Total)	Actual short-term incentive award ($)(cash) (% of Total)	Actual long-term incentive grant value ($)(equity) (% of Total)
Eric J. Cremers	900,000	900,000	2,655,000	900,000	1,105,200	2,655,000
	20.2	20.2	59.6	19.3	23.7	57.0
Jerald W. Richards	495,600	322,100	793,000	292,100	—(4)	793,000(5)
	30.8	20.0	49.2	26.9	0.0	73.1
Wayne Wasechek	405,000	263,300	175,300	308,584	323,300	175,300
	48.0	31.2	20.8	38.2	40.1	21.7
Ashlee Townsend Cribb	457,900	206,100	503,700	454,808	88,000	503,700
	39.2	17.7	43.1	43.5	8.4	48.1
Michele L. Tyler	400,100	200,100	460,100	397,392	245,700	460,100
	37.7	18.9	43.4	36.0	22.3	41.7
Darin R. Ball	342,700	154,200	452,400	337,900	173,600	452,400
	36.1	16.2	47.7	35.1	18.0	46.9

(1)
Total direct compensation is the sum of base salary, annual cash incentives and long-term equity incentives.

(2)
These amounts represent the dollar value of the restricted stock unit award granted in February 2023, and the target value of the performance shares granted in February 2023 for the performance period 2023-2025, in each case computed by multiplying the guideline value by the individual performance modifier. Such amounts may or may not be paid out depending on the company’s performance or the executive’s continued employment, as applicable, over the three-year vesting and performance period. See “2023 Long-Term Equity Incentive Awards” for a description of performance measures and threshold, target, and maximum goals for performance share awards. This column does not include the RSU award granted to Mr. Wasechek on April 19, 2023 in connection with his appointment as Interim Vice President, Chief Financial Officer and Chief Accounting Officer, as described above under “Summary of Key Compensation Decisions for 2023 - Aligned Base Salaries and Incentive Targets.” That award has a grant value of $175,000, is subject to time vesting, and will be earned only if Mr. Wasechek remains employed with the company through the vesting date of April 19, 2026.

(3)
This column includes salary paid for the full or partial year the employee worked. Actual salaries differ from target due to the timing of merit or promotional increases. For Mr. Wasechek, the salary shown does not include $56,813 paid as an incremental salary stipend to him for the period from April 19, 2023 to August 29, 2023 when he served as Interim Vice President, Chief Financial Officer and Chief Accounting Officer.

(4)
Mr. Richards did not receive an annual incentive award for 2023 due to his resignation effective May 2023.

(5)
Mr. Richards’s 2023 long-term incentive awards were forfeited due to his resignation effective May 2023.

Other Elements of the Executive Compensation Program

We do not provide excessive perquisites or other personal benefits to our named executive officers, such as aircraft for personal use, paid parking spaces, or company cars. We do pay insurance premiums for accidental death and dismemberment insurance and we may reimburse executive officers for certain relocation expenses pursuant to a relocation program. Pursuant to the company’s relocation program, reimbursement of the employee’s loss on sale of his or her home is capped and the relocating employee’s home is only purchased if not sold within 90 days and then only at a purchase price equal to the average of two independent appraisals of fair market value. The company may provide tax protection for costs associated with relocation.

Salaried Retirement Plan. Our Salaried Retirement Plan provides a pension to our salaried and certain other eligible employees who were participants in the plan before January 1, 2011, including certain of our named executive officers. We believe this plan is competitive with our peers and is intended to provide a source of income for our salaried and certain other eligible employees following retirement. This plan is discussed in detail starting on page 51. Effective January 1, 2011, our Salaried Retirement Plan was closed to new entrants.

Supplemental Plan II. Our Salaried Supplemental Benefit Plan II (Supplemental Plan) provides retirement benefits to our eligible salaried employees including our named executive officers, based upon the benefit formula of our Salaried Retirement Plan and our Salaried 401(k) Plan but without regard to the IRS compensation and benefit limitations applicable to these tax-qualified plans. We believe this plan is competitive with our peers and companies of comparable size, and is intended to provide a retirement benefit commensurate with participant compensation, as we provide for other employees. This plan is discussed in detail on pages 52 and 53.

401(k) Plan. Our Salaried 401(k) Plan permits our salaried and certain other eligible employees, including our named executive officers, to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. We match $0.70 for every $1.00 that a participant contributes to our Salaried 401(k) Plan, up to the first 6% of his or her eligible compensation, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are 100% vested in the matching contributions upon completion of two years of service. In connection with the closure of our Salaried Retirement Plan to new employees in 2011, we amended our Salaried 401(k) Plan to provide for annual company contributions equal to 3% of eligible compensation for employees hired between January 1, 2011 and June 1, 2015, in addition to the company match. Employees hired after June 1, 2015 receive only the company match. In addition, effective June 1, 2023, the company discontinued the company stock fund as an investment option for future contributions under the plan.

Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance.

Post-Termination Severance Benefits. The company maintains a severance program that provides severance benefits to our named executive officers and certain other officers and executive employees. Benefits are payable under the severance program both in connection with a termination of the executive officer’s employment with us and in connection with a separation of employment following a change in control. The Committee believes the severance program is competitive with those of our peer companies and serves our recruitment and retention efforts. The section entitled “Potential Payments Upon Termination or Termination Following a Change in Control” provides additional information regarding the severance program and the estimated potential incremental benefits under the program for the named executive officers.

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

President and Chief Executive Officer	Value of Shares = 5 x Base Salary
Chief Financial Officer	Value of Shares = 2 x Base Salary
Vice President	Value of Shares = 2 x Base Salary

Each executive must achieve within five years of his or her becoming an executive officer subject to the stock ownership guidelines, a minimum number of shares based on the applicable value shown above. Shares held in a brokerage account, an account with our transfer agent or in our 401(k) Plan, common stock units owned as a result of deferred awards paid under our annual incentive program, and any vested restricted stock units count towards the ownership requirement. Shares subject to unvested restricted stock units or unearned performance shares, however, do not count toward the ownership guidelines. An executive must meet and maintain the stock ownership requirement in order to sell any company stock.

As of March 1, 2024, all of our named executive officers who are current officers met their stock ownership requirements or had less than five years’ tenure as an executive officer and were in compliance with the guidelines. See “Security Ownership of Directors and Executive Officers.”

Our officers’ stock ownership guidelines may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Officer Stock Ownership Guidelines.”

Risk Assessment

Company management provides ongoing information to the Compensation Committee regarding aspects of our executive compensation program that could mitigate or encourage excessive risk-taking by company executives. Among the attributes of our executive compensation program that management and the Committee take into consideration in assessing the risks arising from our compensation policies and procedures are:

•
the balance between annual and long-term incentives;
•
the existence of caps on annual and long-term incentive awards;
•
the use of different metrics for annual and long-term incentive awards;
•
the use of rolling performance periods and laddered equity vesting to reduce pressure on any one performance period or vesting date;
•
the ability of company management and the Committee to consider non-financial and other qualitative performance factors such as safety and environmental performance in determining actual compensation packages;
•
stock ownership guidelines that are meaningful and align our executives’ interests with those of our stockholders;
•
a prohibition on hedging transactions with respect to company securities or pledging (except in limited circumstances and with Compensation Committee preapproval) company securities; and
•
the company’s clawback or incentive compensation recovery policies.

Securities Law Compliance and Insider Trading Policy

General

In December 2023, the Board adopted a revised Securities Law Compliance and Insider Trading Policy that governs the purchase, sale, and/or other disposition of the company’s securities by our directors, officers and employees or the company. The revised policy includes, among other information, enhanced procedures for obtaining pre-clearance of transactions involving company securities and advance approval of 10b5-1 trading plans.

Prohibition on Hedging and Pledging

The company’s Securities Law Compliance and Insider Trading Policy prohibits directors, officers and employees from engaging in speculative transactions involving company securities, including entering into hedging or monetization transactions or similar arrangements with respect to company securities. The policy also prohibits directors and executive officers from pledging company securities except under limited circumstances and with approval by the Compensation Committee.

A copy of our Securities Law Compliance and Insider Trading Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Securities Law Compliance and Insider Trading Policy.”

Recovery of Incentive Compensation

New Policy for Compliance with Nasdaq Listing Rule

The Board adopted a new “clawback” policy for executive officers for compliance with new Nasdaq Listing Rule 5608, effective December 1, 2023. The new policy requires the company to reasonably promptly recover erroneously awarded incentive-based compensation received by executive officers on or after October 28, 2023 in the event of an accounting restatement due to the material noncompliance of the company with any financial reporting requirements under the securities laws. Incentive-based compensation includes compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, which includes, among other measures, TSR and stock price. The recovery obligation applies to incentive-based compensation awarded during the three completed fiscal years preceding the date such restatement was required. In addition, the amount to be recovered is the pre-tax amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The policy includes an exception to the recovery obligation to the extent that pursuit of recovery would be impracticable under the Nasdaq rule.

Other Policy

In addition, the company has a separate policy that provides that, for all incentive awards granted to executive officers after December 31, 2009, our Board of Directors has the discretion to require that the executive officer reimburse the company if:

•
payment was predicated upon the achievement of specific financial results that were subsequently the subject of a material financial restatement;
•
in the Board’s view, a company employee engaged in fraud or misconduct that caused or partially caused the need for such material financial restatement by the company; and
•
lower payment, settlement, grant or vesting would have occurred based upon the restated financial results.

The amount to be reimbursed under this policy is the pre-tax amount by which any incentive awards previously paid, settled, granted or vested on the basis of previously stated financial results within the two year period preceding the date of disclosure of the material financial restatement, exceeded the lower amounts that would have been paid, settled, granted or vested based on the restated financial results.

The policy also provides that, unless the Board or Compensation Committee determines otherwise, for all employees, all outstanding incentive awards automatically terminate upon a termination for “Cause” (as defined in the policy). Additionally, if an employee is terminated for any reason, and the company later learns that the employee engaged in conduct constituting Cause during his or her employment, then all outstanding incentive awards automatically terminate, the employee is ineligible to receive any payments under any outstanding incentive awards, and the employee must pay the company up to the total amount or value of incentive award payments received during the period between 12 months before and 36 months after the employee’s employment was terminated.

A copy of our Incentive Compensation Recovery Policy for Executive Officers and our Compensation Recovery Policy (applicable to executive officers and other employees) may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” then “Incentive Compensation Recovery Policy for Executive Officers” and “Incentive Compensation Recovery Policy.” In addition, our Incentive Compensation Recovery Policy for Executive Officers is included as Exhibit 97 to our 2023 Annual Report on Form 10-K.

REPORT OF THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE

The Executive Compensation and Personnel Policies Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2023 Annual Report on Form 10-K.

The Committee Members

D. Mark Leland (Chair)
Linda M. Breard William L. Driscoll Lawrence S. Peiros

EXECUTIVE COMPENSATION TABLES

2023 Compensation

Summary Compensation Table

The table below sets forth information regarding the compensation for each of our 2023 named executive officers. The information contained in the Summary Compensation Table should be viewed together with the “2023 Grants of Plan-Based Awards” table, which includes target levels for annual incentive awards and long-term performance share awards, to obtain the most accurate representation of annual and long-term incentive compensation elements and the total compensation provided to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric J. Cremers	2023	900,000	—	3,112,639	1,105,200	1,267,426	123,688	6,508,953
President and CEO	2022	896,154	—	2,725,012	1,800,000	—	111,368	5,532,534
	2021	866,069	—	2,453,664	1,575,000	715,674	80,445	5,690,852

Jerald W. Richards (5)	2023	292,100	—	929,673(6)	—(7)	—	66,497	1,288,270
Former Vice President and CFO	2022	471,677	—	824,102	615,900	—	79,609	1,991,288
	2021	452,615	—	761,871	598,000	—	64,715	1,877,201

Wayne Wasechek (8)	2023	308,584(9)	—	380,543	323,300	—	25,574	1,038,001
Vice President and CFO

Ashlee Townsend Cribb (10)	2023	454,808	—	590,520	88,000	—	38,045	1,171,373
Vice President, Wood Products	2022	435,831	—	620,506	394,000	—	143,699	1,594,036
	2021	168,365	198,000(11)	911,670	159,400	—	98,099	1,535,534

Michele L. Tyler	2023	397,392	—	539,404	245,700	—	34,950	1,217,446
Vice President, General Counsel and Corporate Secretary	2022	380,777	—	566,760	382,500	—	33,679	1,363,716
	2021	369,638	—	523,874	371,300	—	32,680	1,297,492

Darin R. Ball	2023	337,900	—	530,362	173,600	297,692	28,976	1,368,530
Vice President, Timberlands	2022	310,100	—	401,390	280,400	—	26,948	1,018,838
	2021	301,046	—	370,988	272,200	324,935	25,988	1,295,157

(1)
This column shows the aggregate grant date fair value, computed in accordance with FASB Topic 718, but excluding the effect of any estimated forfeitures, of performance shares (at target) and restricted stock units granted in 2021, 2022 and 2023. In accordance with FASB Topic 718, the grant date fair value reported for all restricted stock units was computed by multiplying the number of shares subject to the restricted stock unit award by the closing price of our stock on the grant date. The grant date fair values reported for performance shares were based upon the probable outcome of the TSR condition, which amounts were determined consistent with the estimate of the aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB Topic 718, excluding the effect of estimated forfeitures. The estimate of the aggregate compensation cost to be recognized over the performance period was determined by using a Monte Carlo simulation model, yielding a value of $61.21 per share for the 2023 grant, $76.18 per share for the 2022 grant, and $69.72 per share for the 2021 grant. The assumptions made in connection with this estimate are discussed in Note 12 to our Financial Statements included in our 2023 Form 10-K.
(2)
This column reflects the cash awards earned under our annual incentive plan.
(3)
Amounts shown represent the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit pension plans. For 2022, the amounts were -$92,897 for Mr. Cremers and -$202,314 for Mr. Ball. No portion of the amounts shown in this column is attributable to above-market or preferential earnings on deferred compensation.
(4)
2023 amounts shown include 401(k) company match of $13,860 for Mr. Cremers, $23,760 for Mr. Richards, $13,860 for Mr. Wasechek, $13,860 for Ms. Cribb, $13,860 for Ms. Tyler and $13,860 for Mr. Ball; allocations under the 401(k) Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan II of $99,540 for Mr. Cremers, $41,616 for Mr. Richards, $10,072 for Mr. Wasechek, $21,790 for Ms. Cribb, $18,896 for Ms. Tyler and $12,109 for Mr. Ball; premiums paid for life insurance in the amount of $9,288 for Mr. Cremers, $1,121 for Mr. Richards, $1,642 for Mr. Wasechek, $2,395 for Ms. Cribb, $2,194 for Ms. Tyler and $3,007 for Mr. Ball; and company match of $1,000 under our Matching Gift for Education Program for Mr. Cremers.
(5)
In 2023, Mr. Richards served as Vice President and Chief Financial Officer until April 19, 2023 and as Vice President from April 19, 2023 until May 12, 2023, the effective date of his resignation from the company.
(6)
Mr. Richards’s 2023 long-term incentive awards were forfeited as a result of his resignation from the company in May 2023.
(7)
Mr. Richards did not receive a cash annual incentive award for 2023 due to his resignation from the company in May 2023.
(8)
In 2023, Mr. Wasechek served as Controller and Principal Accounting Officer until April 19, 2023, Interim Vice President, Chief Financial Officer and Chief Accounting Officer from April 19, 2023 until August 29, 2023, and as Vice President and Chief Accounting Officer since August 29, 2023.
(9)
The amount shown includes $56,813 paid as an incremental salary stipend to Mr. Wasechek for the period from April 19, 2023 to August 29, 2023 when he served as Interim Vice President, Chief Financial Officer and Chief Accounting Officer.
(10)
Ms. Cribb joined the company in 2021.
(11)
The amount shown for Ms. Cribb represents a replacement bonus paid pursuant to her offer letter.

2023 Grants of Plan-Based Awards

The table below provides information regarding 2023 grants of annual and long-term incentive awards for the named executive officers, including the range of estimated possible payouts under our annual incentive plan and estimated future payouts under our performance share program and the grant date fair value of restricted stock units. The following table excludes any dividend equivalents that may become payable with respect to the awards.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric J. Cremers	2/09/2023				8,376	33,502	67,004		2,050,657
	2/09/2023							22,334	1,061,982
		90,000	900,000	3,420,000
Jerald W. Richards (5)	2/09/2023				2,502	10,006	20,012		612,467
	2/09/2023							6,671	317,206
		32,210	322,100	1,223,980
Wayne Wasechek	2/09/2023				553	2,212	4,424		135,397
	2/09/2023							1,475	70,136
	4/19/2023							3,568	175,010
		26,330	263,300	1,000,540
Ashlee Townsend Cribb	2/09/2023				1,589	6,356	12,712		389,051
	2/09/2023							4,237	201,469
		20,610	206,100	783,180
Michele L. Tyler	2/09/2023				1,452	5,806	11,612		355,385
	2/09/2023							3,870	184,019
		20,010	200,100	760,380
Darin R. Ball	2/09/2023				1,427	5,708	11,416		349,387
	2/09/2023							3,806	180,975
		15,420	154,200	585,960

(1)
Actual amounts paid under our annual incentive plan for performance in 2023 were paid in February 2024 (unless deferred under our Management Deferred Compensation Plan) and are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan range from zero to 1.9 times target, based on the achievement of financial performance and non-financial performance goals for the year, and then are adjusted up or down by individual modifiers ranging from 0% to 200%. The amounts shown are for target performance. To show the lowest and highest awards available, the amounts shown for threshold assume 0.10 times target and those for maximum assume 1.9 times target and the maximum individual modifier. See the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The annual incentive plan is described in “Compensation Discussion and Analysis” beginning on page 29.
(2)
Amounts shown represent the threshold, target, and maximum performance shares for the 2023-2025 performance period. Performance shares are granted at target performance level. The performance share program is described in “Compensation Discussion and Analysis” beginning on page 29.
(3)
This column includes Restricted Stock Units (RSUs) granted in 2023 that vest on December 31 immediately preceding the third anniversary of the grant date, unless the officer’s employment with the company is terminated for any reason other than death, disability or retirement or in connection with a Change in Control. See “Potential Payments upon Termination or Termination Following a Change in Control.”
(4)
The grant date fair value of the restricted stock units has been calculated using the closing price of our common stock on the February 9, 2023 grant date for the officers of $47.55 and on the April 19, 2023 grant date for Mr. Wasechek of $49.05, as described more fully in footnote (1) to the Summary Compensation Table. The grant date fair value of the performance share awards has been calculated based on the probable outcomes of the TSR condition as of the grant date, consistent with FASB Topic 718, yielding a value of $61.21 per performance share.

(5)
Mr. Richards did not receive an annual incentive award for 2023 and his outstanding unvested performance shares and RSUs were forfeited as a result of his resignation from the company effective May 2023.

Current Equity Holdings

2023 Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding the outstanding unvested or unearned stock awards held by the named executive officers as of December 31, 2023. The market value of unvested stock awards is based on the closing stock price of company common stock of $49.10 on Friday, December 29, 2023, the last trading day of the year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Eric J. Cremers
Performance Share Grant (2022-2024)			63,516	3,118,636
Performance Share Grant (2023-2025)			69,496	3,412,254
RSU Grant (2022-2024) (5)	10,319	506,663
RSU Grant (2023-2025) (6)	22,876	1,123,212
Jerald W. Richards
Performance Share Grants (7)			—	—
RSU Grants (7)	—	—
Wayne Wasechek
Performance Share Grant (2022-2024)			4,986	244,813
Performance Share Grant (2023-2025)			4,588	225,271
RSU Grant (2022-2024) (5)	831	40,802
RSU Grant (2023-2025) (6)	1,529	75,074
Special RSU Grant (2023-2026) (8)	3,667	180,050
Ashlee Townsend Cribb
Performance Share Grant (2022-2024)			14,462	710,084
Performance Share Grant (2023-2025)			13,184	647,334
Special RSU Grant (2021-2024) (9)	10,497	515,403
Special RSU Grant (2021-2025) (10)	10,497	515,403
RSU Grant (2022-2024) (5)	2,410	118,331
RSU Grant (2023-2025) (6)	4,394	215,745
Michele L. Tyler
Performance Share Grant (2022-2024)			13,208	648,513
Performance Share Grant (2023-2025)			12,042	591,262
RSU Grant (2022-2024) (5)	2,202	108,118
RSU Grant (2023-2025) (6)	4,013	197,038
Darin R. Ball
Performance Share Grant (2022-2024)			9,356	459,380
Performance Share Grant (2023-2025)			11,840	581,344
RSU Grant (2022-2024) (5)	1,523	74,779
RSU Grant (2023-2025) (6)	3,907	191,834

(1)
Includes number of restricted stock units granted, plus dividend equivalents through December 31, 2023. Also includes restricted stock units that are not subject to forfeiture and will be paid out upon the officers’ separation from the company.

(2)
Value of restricted stock units calculated using the $49.10 per share closing price of our common stock on Friday, December 29, 2023.

(3)
This column shows performance shares granted, plus dividend equivalents accrued through December 31, 2023. Dividend equivalents were calculated using the closing price of our common stock on the dividend payment date. The award grants for the 2022-2024 performance period are shown at maximum. The award grants for the 2023-2025 performance period are shown at maximum. The actual number of shares that could be issued upon settlement of these awards may be more or less than the amounts shown in the table.

(4)
Value of performance shares calculated using the $49.10 per share closing price of our common stock on Friday, December 29, 2023.

(5)
100% of the shares listed will vest on December 31, 2024.

(6)
100% of the shares listed will vest on December 31, 2025.

(7)
Mr. Richards’s outstanding unvested equity awards were forfeited as a result of his resignation from the company in May 2023.

(8)
100% of the shares listed will vest on April 19, 2026.

(9)
100% of the shares listed will vest on July 28, 2024.

(10)
100% of the shares listed will vest on July 28, 2025.

2023 Stock Vested

For the year 2023, the table below provides, for each of our named executive officers, the number of stock awards vested and the value realized due to the vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Eric J. Cremers	45,600	$2,238,960
Jerald W. Richards	—	—
Wayne Wasechek	3,641	$178,773
Ashlee Townsend Cribb	—	—
Michele L. Tyler	9,832	$482,751
Darin R. Ball	6,903	$338,937

(1)
This column includes the gross number of performance shares earned for the performance period 2021-2023, plus dividends accrued during the performance period. The Compensation Committee approved settlement of the performance shares in February 2024 and actual settlement occurred in the same month. Additionally, this column includes restricted stock units that vested in 2023 plus dividends accrued during the vesting period. Sales for tax purposes resulted in fewer shares received by each named executive officer than shown in the table.

(2)
The value of the performance shares was calculated using the $49.10 per share closing price of our common stock on December 29, 2023, the last trading day of the performance period. The final number of performance shares vested was determined by approval of the Compensation Committee, with settlement occurring promptly thereafter. The value of the restricted stock units was calculated using the $49.10 per share closing price of our common stock on December 29, 2023, the last trading day before the vesting date, including the market value of any dividend equivalents that have accrued on the underlying shares as of the vesting date. Dividend equivalents for performance shares and restricted stock units are calculated using the closing price of our common stock on the dividend payment dates.

Post-Employment Compensation

2023 Pension Benefits

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Salaried Retirement Plan, or Retirement Plan, and under the Retirement Plan Supplemental Benefit portion of our non-qualified Salaried Supplemental Benefit Plan II, or Supplemental Plan. Effective January 1, 2011, the company closed the Retirement Plan and the Supplemental Plan to employees hired on or after that date.

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Eric J. Cremers	Supplemental Plan Retirement Plan	16.46 16.46	4,265,542 775,703	— —
Jerald W. Richards (1)	Supplemental Plan	—	—	—
	Retirement Plan	—	—	—
Wayne Wasechek (1)	Supplemental Plan Retirement Plan	— —	— —	— —
Ashlee Townsend Cribb (1)	Supplemental Plan Retirement Plan	— —	— —	— —
Michele L. Tyler (1)	Supplemental Plan Retirement Plan	— —	— —	— —
Darin R. Ball	Supplemental Plan Retirement Plan	20.72 20.72	677,939 874,867	— —

(1)
Messrs. Richards and Wasechek, and Mses. Cribb and Tyler joined the company after January 1, 2011 and therefore do not participate in the Retirement Plan.
(2)
The present value of accumulated benefits was computed by Mercer, the company’s pension actuary, utilizing the following assumptions: discount rate of 5.6%; normal retirement age of 62 or current age; service as of the fiscal year-end; PRI-2012 white collar Annuitant Mortality with generational projection using Mercer’s modified MP2021 scale (MMP2021); and IRS limitations and Social Security covered compensation as of the measurement date.

Summary of Plan Benefits

Salaried and other eligible employees who were participants in the plan before January 1, 2011, including certain of our named executive officers, are eligible to receive retirement benefits under the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings generally include base salary and annual cash bonus awards or annual cash incentive awards, whichever is higher. Benefits paid under the Retirement Plan are calculated as follows:

Benefit	Benefit Available If:	Benefit Amount
Normal Retirement	Employment with company terminates after eligible employee attains age 65

Calculate the final average monthly earnings (highest consecutive 60 months of final 120 months earnings divided by 60) multiplied by 1%, multiplied by years of credited service, plus portion of final average monthly earnings that exceeds the Social Security Benefit Base multiplied by ½% multiplied by years of credited service up to 35

Early Retirement	Employment with company terminates after eligible employee turns 55 and has ten or more years of vesting service	Calculate the monthly normal retirement benefit (as described above), then reduce that amount by 1/12 of 5% (5% per year) for each month the retirement age is less than age 62

Required survivor benefits are paid under the Retirement Plan. Benefits generally are paid in the form of joint and survivor 50% annuity or single life annuity if the participant is unmarried. Alternate annuity forms of payment are available subject to the actuarial equivalence factors used for all salaried employees in the Retirement Plan.

The benefits payable under the Retirement Plan and our Salaried 401(k) Plan, or the 401(k) Plan, are supplemented by benefits paid under the Supplemental Plan for certain salaried and other eligible employees including our named executive officers. Benefits paid under the Supplemental Plan are calculated in accordance with the normal retirement benefit formula or early retirement formula described in the table above with respect to the Retirement Plan, taking into account the vested benefit that would have been paid under the Retirement Plan if:

•
the limitations imposed by the Internal Revenue Code on maximum eligible annual earnings ($330,000 in 2023) and maximum annual retirement benefits ($265,000 in 2023) did not apply; and
•
any deferred bonus awards were paid to the eligible employee in the year deferred.

From this sum, the benefit paid under the Retirement Plan is subtracted to determine the benefit paid under the Supplemental Plan.

For example, in 2023 the maximum compensation allowed under the Retirement Plan was $330,000. For an executive earning $335,000 in 2023, the Retirement Plan uses compensation of $330,000 in the benefit formula, while the Supplemental Plan uses the full $335,000, producing a higher total benefit value.

Eligible employees become vested in the Supplemental Plan on the completion of five years of vesting service. Benefits paid under the retirement portion of the Supplemental Plan are paid beginning no later than 90 days after the date the eligible employee turns 55 or terminates employment, whichever is later and, at the eligible employee’s election, in one of the annuity forms available under the Retirement Plan (other than the Social Security adjustment option), except benefits with total actuarial present value of $50,000 or less, which are paid in a lump sum.

2023 Nonqualified Deferred Compensation

The table below shows the fiscal year contributions made by and on behalf of each of the named executive officers under the 401(k) Plan portion of the Supplemental Plan, as well as amounts deferred during the fiscal year under our Management Deferred Compensation Plan. The amounts shown for aggregate earnings, aggregate withdrawals/distributions and aggregate balance include all such amounts for these plans as well as the Supplemental Plan and certain other predecessor deferred compensation plans in which the named executive officer participates.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/23) ($)(3)
Eric J. Cremers	—	99,540	63,173	—	790,817
Jerald W. Richards	—	41,616	54,054	—	361,580
Wayne Wasechek	—	10,071	2,735	—	23,673
Ashlee Townsend Cribb	—	21,790	4,334	—	37,667
Michele L. Tyler	—	18,895	8,704	—	64,625
Darin R. Ball	—	12,109	6,998	—	55,418

(1)
Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the Summary Compensation Table.

(2)
None of the Aggregate Earnings reported in this table are included in the Summary Compensation Table for the 2023 fiscal year because they do not represent above-market or preferential earnings.

(3)
The following amounts of registrant contributions in 2023, 2022 and 2021 included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for 2023, 2022 and 2021, except that (i) the amounts shown for Ms. Cribb have been reported in the Summary Compensation Table only for 2023 and 2022 and (ii) the amounts shown for Mr. Wasechek have been reported in the Summary Compensation Table only for 2023:

Name	2023 ($)	2022 ($)	2021 ($)
Eric J. Cremers	99,540	88,071	60,474
Jerald W. Richards	41,616	55,057	41,372
Wayne Wasechek	10,071	—	—
Ashlee Townsend Cribb	21,790	11,482	—
Michele L. Tyler	18,895	18,777	18,486
Darin R. Ball	12,109	11,646	11,560

In addition to the retirement benefits described above, the Supplemental Plan also provides benefits supplemental to the 401(k) Plan to the extent that the eligible employee’s allocations of “company contributions” are reduced under the 401(k) Plan due to Internal Revenue Code limits. For years after 2004, eligible employees are credited with contributions under the Supplemental Plan equal to the difference between the amount of company contributions and allocable forfeitures actually allocated to the eligible employee under the 401(k) Plan for the year and the amount of company contributions and allocable forfeitures that would have been allocated to the eligible employee under the 401(k) Plan if the eligible employee had made “participating contributions” equal to 6% percent of his or her earnings determined without regard to the Internal Revenue Code limit on maximum eligible compensation ($330,000 in 2023). Amounts credited to the Supplemental Plan on behalf of eligible employees are deemed to be invested in certain investments allowed under the 401(k) Plan as elected by the eligible employee.

Eligible employees become vested in this supplemental benefit upon the earliest of completion of two years of service, attainment of age 65 while an employee, or total and permanent disability. The supplemental benefits are paid in 10 or fewer annual installments or in a lump sum, at the eligible employee’s election, following separation from service. Benefit payments made under the Supplemental Plan to “key employees,” as defined under the Internal Revenue Code, on account of their separation from service will be delayed for a minimum of six months following their separation date. Account balances that are equal to less than the annual 401(k) contribution limit ($22,500 in 2023) on the date the eligible employee separates from service are paid in a lump sum without regard to the employee’s election.

Certain eligible employees, including the named executive officers, who earn awards under our annual incentive plan are permitted to defer receipt of those awards. These employees may defer receipt of a minimum of 50% and a maximum of 100% of the award prior to 2024 (or commencing with 2024, a minimum of 1% and a maximum of 90% of the award) pursuant to rules established under our Management Deferred Compensation Plan. Eligible employees, including the named executive officers, may also defer up to 50% of their base salary under the Management Deferred Compensation Plan. At the employee’s election, deferrals may be deemed invested in a stock unit account, a directed investment account with certain deemed investments available under the 401(k) Plan or a combination of these investment vehicles. If stock units are elected, dividend equivalents are credited to the units. Effective June 1, 2023, the company discontinued stock units as a deemed investment option for future deferrals under the plan.

Potential Payments Upon Termination or Termination Following a Change in Control

Severance Program for Executive Employees. The Severance Program for Executive Employees, or Severance Program, provides severance benefits to our named executive officers, certain other officers, and certain other employees designated by the Compensation Committee. Benefits are payable under the Severance Program both in connection with a termination of the individual’s employment with us and in connection with a separation of employment following a change in control.

Termination Other Than in Connection with Change in Control, Retirement, Death or Disability. The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program if the named executive officer’s employment is terminated in the circumstances described below. No benefits are payable if the termination of service is voluntary or for cause, and a separate set of provisions apply when termination is a result of retirement, death or disability. The following table assumes the termination of employment occurred on December 31, 2023.

Name*	Cash Severance Benefit ($)	Pro-Rata Annual Bonus ($)(1)	Value of Equity Acceleration ($)(2)	Benefit Continuation ($)(3)	Other ($)(4)	Total ($)
Eric J. Cremers	900,000	—	—	21,206	20,000	941,206
Wayne Wasechek	405,000	—	—	14,582	20,000	439,582
Ashlee Townsend Cribb	457,900	—	—	14,220	20,000	492,120
Michele L. Tyler	400,100	—	—	1,356	20,000	421,456
Darin R. Ball	409,497	—	—	31,100	20,000	460,597

* Mr. Richards resigned as Chief Financial Officer, effective April 19, 2023 and as a Vice President, effective May 12, 2023, and therefore, is not shown in this table.

(1)
Under the Annual Incentive Plan, if the executive is not employed by the company on the date of the award payout (February 2024) for reasons other than death, disability or retirement, the annual incentive plan award payout is forfeited.

(2)
Unvested performance shares and restricted stock units will be forfeited outside of a change in control, death, disability or retirement termination.

(3)
The executive officers receive a lump sum cash benefit in consideration of future health needs pursuant to the Severance Program.

(4)
Reflects estimated amount for reimbursement for up to twelve months of expenses incurred for outplacement services.

Under the Severance Program, basic severance benefits generally are payable to each eligible employee when his or her employment terminates in the following circumstances:

•
involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•
the subsidiary employing the employee ceases to be a participating company in the Severance Program due to a sale to a third party or a spin-off of the subsidiary, in a transaction that is also a change in ownership or effective control of PotlatchDeltic Corporation or a change in ownership of a substantial portion of PotlatchDeltic Corporation’s assets (but no benefits are payable if the employee continues employment with or is offered the same or better employment terms by the purchaser or spun-off company, and the purchaser or spun-off company maintains a severance plan that is equivalent in all material respects to the Severance Program); or
•
separation from service by the employee within 24 months
▪
of a material reduction in his or her authority or responsibility,
▪
of a material reduction in his or her base salary,
▪
of being required to relocate his or her principal place of business to a place that is 50 miles or more from the prior principal place of business,
▪
of a material reduction in his or her benefits under cash or equity-based incentive plans, qualified and nonqualified employee benefit plans, or any employee welfare plan, as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees, or
▪
of a material breach by the company of any material, written employment or services agreement.

Upon the occurrence of any of the events described above, (which expressly excludes a termination by the employee outside of the reasons noted above) the following basic severance benefits shown in the above table are payable to the named executive officers:

•
Cash Severance Payment – A cash payment equal to three weeks of the executive officer’s base compensation for each full year of service. The minimum cash benefit is twelve months of base salary.
•
Benefits Payment – A cash benefit in consideration of future health care needs (i.e., medical and dental) in an amount equal to the total monthly premium for such coverage times 12.
•
Outplacement Services – Reimbursement for up to 12 months of expenses incurred for outplacement services.

Termination of an employee’s employment (for reasons other than in connection with a change in control or upon death, disability or retirement) will result in the automatic termination of any unvested performance shares and restricted stock units.

No basic severance benefits are payable under the Severance Program in connection with an eligible employee’s termination generally if (1) the employee separates from service on or after his or her normal retirement date, (2) during the two-year period immediately before retirement, the employee is an eligible employee under the Severance Program, and (3) the employee is entitled to benefits under the Retirement Plan, the 401(k) Plan (excluding benefits representing employee contributions) and the Supplemental Plan which, when converted into a straight life annuity, equal at least $44,000 in the aggregate. The Severance Program document also states that no severance benefits will be payable if the eligible employee is receiving long-term or permanent disability benefits under the company’s disability income plan.

Termination Following a Change in Control. The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program upon a termination of employment in connection with a change in control. Payment of these benefits requires a “double trigger,” or a change in control coupled with an involuntary loss of employment or a voluntary termination of employment for Good Reason (as defined in the Plan document) within one month prior to or two years after the change in control. The following table assumes the termination of employment and a change in control each occurred on December 31, 2023.

Name*	Cash Severance Benefit ($)(1)	Pro-Rata Annual Bonus ($)(2)	Value of Equity Acceleration ($)(3)	Benefit Continuation ($)(4)	Enhancement of Retirement Benefits ($)	Other ($)(5)	Total ($)
Eric J. Cremers	5,400,000	900,000	4,895,320	21,206	—	20,000	11,236,526
Wayne Wasechek	1,670,800	263,300	530,968	14,582	—	20,000	2,499,650
Ashlee Townsend Cribb	1,660,000	206,100	2,043,591	14,220	—	20,000	3,943,911
Michele L. Tyler	1,500,500	200,100	925,045	1,356	—	20,000	2,647,001
Darin R. Ball	1,242,300	154,200	786,975	31,100	—	20,000	2,234,575

* Mr. Richards resigned as Chief Financial Officer, effective April 19, 2023, and as a Vice President, effective May 12, 2023, and therefore, is not shown in this table.

(1)
Mr. Cremers receives a severance benefit equal to three times the sum of his base salary and target annual cash incentive award. The other executive officers receive severance benefits equal to 2.5 times the sum of their respective base salaries and target annual cash incentive awards.
(2)
All executive officers would be entitled to a payment of the pro-rata portion of their target annual cash incentive awards. As the termination event would occur on December 31, 2023, we have shown the full year target annual cash incentive award.

(3)
The Equity Acceleration column is comprised of the realizable value upon acceleration of vesting of unearned performance share awards for the 2022-2024 and 2023-2025 performance periods and acceleration of vesting of restricted stock unit awards. All equity awards have been calculated using the company’s closing stock price on Friday, December 29, 2023 of $49.10.
(4)
The executive officers receive a lump sum cash benefit in consideration of future health needs pursuant to the severance program.
(5)
Reflects estimated amount for reimbursement for up to twelve months of expenses incurred for outplacement services.

Under the Severance Program, benefits are payable to each of our named executive officers upon termination following a change in control. Unless the Compensation Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change in control of the company generally means the occurrence of any of the following events:

•
Consummation of a merger or consolidation involving the company (excluding any transaction where following such transaction,
▪
all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the company and the then outstanding voting securities of the company entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of such securities of the successor company, or
▪
no person (other than the successor company or any employee benefit plan sponsored or maintained by the company or any of its subsidiaries or the successor company) beneficially owns, directly or indirectly, 30% or more of such securities (excluding ownership resulting from ownership of such securities immediately prior to the transaction), or
▪
at least a majority of the members of the board of directors of the successor company were members of the Board of Directors at the time of either the execution of the initial agreement providing for such transaction or the action of the Board of Directors to approve such transaction); or

•
Individuals who as of May 9, 2018 constitute the Board of Directors (or whose later nomination or election to the Board of Directors was approved by at least a majority of such incumbent directors, but excluding any director who was initially nominated as a result of an actual or threatened election contest, solicitation of proxies or consents, or other action by, or on behalf of any person other than the Board of Directors) cease for any reason to constitute at least a majority of the Board of Directors subsequent to May 9, 2018; or

•
Any person acquires beneficial ownership of 30% or more of either the outstanding shares of common stock of the company or the outstanding voting securities of the company entitled to vote generally in the election of directors (excluding any acquisition by the company, any employee benefit plan (or related trust) sponsored or maintained by the company, or corporation pursuant to a transaction that would be excluded from the definition of a merger or consolidation noted above); or

•
Consummation of the sale, lease or exchange of all or substantially all of the assets of the company.

Upon a change in control, the performance period for outstanding unvested performance share awards for the 2022-2024 and 2023-2025 performance periods will be deemed concluded on the effective date of the change of control, and target awards of such performance shares plus dividend equivalents will be converted to restricted stock units that vest at the end of the respective performance period.

In addition, other change in control benefits are payable to our named executive officers if, within two years following a change in control, one of the following events occurs:

•
involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•
separation from service by the employee within 24 months
▪
of a material reduction in his or her authority or responsibility,
▪
of a material reduction in his or her base salary,
▪
of being required to relocate his or her principal place of business to a place that is 50 miles or more from the prior principal place of business,
▪
of a material reduction in his or her benefits under cash or equity-based incentive plans, as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees, or
▪
of a material breach by the company of any material, written employment or services agreement.

Upon the occurrence of any of the events described above within two years following a change of control, the following change of control severance benefits are payable to our named executive officers:

•
Cash Severance Payment. A cash benefit equal to the employee’s base compensation plus his or her base compensation multiplied by his or her standard bonus percentage, determined as of the date of the change in control or the effective date the employee separates from service, whichever produces the larger amount, multiplied by 3 with respect to our President and Chief Executive Officer, and 2.5 with respect to all other eligible executive officers;
•
Prorated Annual Incentive Award. A cash bonus under our annual incentive plan for the fiscal year of termination, determined based on the executive officer’s target or standard bonus and prorated for the number of months during the fiscal year in which the employee was employed;
•
Benefits Payment. A cash benefit in consideration of future health care needs (i.e., medical and dental) in an amount equal to the total monthly premium for such coverage times 12;
•
Outplacement Services. Reimbursement of up to 12 months of expenses incurred for outplacement services;
•
Enhancement of Retirement Benefits. A lump sum cash benefit equal to the value of the unvested portion, if any, of the employee’s 401(k) account and the unvested portion of the employee’s “401(k) plan supplemental benefit” account under the Supplemental Plan. A lump sum cash benefit equal to the present value of the employee’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and the Supplemental Plan, respectively, if the employee is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service; and
•
Vesting of Restricted Stock Units. All unvested restricted stock units awarded upon conversion of outstanding performance share awards or awarded at least six months prior to the change in control shall become immediately vested upon the employee’s termination.

Benefits Protection Trust Agreement. We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change in control, the Trust will become irrevocable and that within 30 days of the change in control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under the Supplemental Plan; the Salaried Employees’ Supplemental Benefit Plan (the predecessor plan to our current Supplemental Plan); the Management Performance Award Plan and Management Performance Award Plan II (predecessor plans to our current annual incentive plan); the Annual Incentive Plan (our current annual incentive plan); the Severance Program; the Management Deferred Compensation Plan; the Deferred Compensation Plan for Directors; the Deferred Compensation Plan for Directors II; certain other plans that are not material for executives and directors; and agreements between us and certain of our former employees. At least annually thereafter, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Potential Payments Upon Termination in Connection with Retirement, Death or Disability. The following table summarizes the value as of December 31, 2023, of annual incentive plan awards, the number and value of performance shares that our named executive officers would be entitled to receive at the end of the applicable performance periods, and the number and value of restricted stock units for which vesting would have been accelerated, assuming the respective officer’s employment terminated on December 31, 2023, in connection with death, disability or retirement.

Name*	Pro-Rata Annual Bonus ($)(1)	Pro-Rated Number of Shares Issued at End of Performance Period (#)(2)	Value of Performance Shares as of December 31, 2023 ($)(3)	Accelerated Number of RSUs (#)(4)	Value of RSUs as of December 31, 2023 ($)(3)	Total ($)
Eric J. Cremers	1,105,200	32,755	1,608,271	14,505	712,196	3,425,667
Wayne Wasechek	323,300	2,427	119,166	1,879	92,259	534,725
Ashlee Townsend Cribb	88,000	7,018	344,584	17,869	877,368	1,309,952
Michele L. Tyler	245,700	6,410	314,731	2,806	137,775	698,206
Darin R. Ball	173,600	5,092	250,017	2,318	113,814	537,431

* Mr. Richards resigned as Chief Financial Officer, effective April 19, 2023, and as a Vice President, effective May 12, 2023, and therefore, is not shown in this table.

(1)
All executive officers are entitled to a payment of the pro-rata portion of their annual cash incentive award, based on the company’s actual performance. As the termination event would occur on December 31, 2023, we have shown the full year actual annual cash incentive award.
(2)
Performance share awards for the 2022-2024 and 2023-2025 performance periods are paid out on a pro-rata basis, based on “actual” performance. Actual performance may range from 0% to 200%. We have illustrated these awards, on a pro rata basis, assuming target performance, as these awards are mid-cycle. The number of shares represented in this column includes dividend equivalents through December 31, 2023.
(3)
The amounts shown in this column were calculated using the company’s closing stock price on Friday, December 29, 2023 of $49.10.
(4)
The number of restricted stock units, or RSUs, shown in this column reflects the accelerated vesting of RSUs pursuant to the terms of the RSU award grant agreements. The number of shares represented in this column includes dividend equivalents through December 31, 2023. RSUs that vested during 2023 pursuant to the regular vesting schedule for such RSU awards are reflected in the “2023 Stock Vested” table above.

Annual Incentive Plan. Under our annual incentive plan, upon the death, disability or retirement of an employee, the employee or his or her beneficiary or estate, is entitled to a pro rata portion of the employee’s target annual cash incentive award.

Long-Term Equity Incentive Plan. If an employee’s employment terminates during the performance period because of retirement, disability or death, the employee, or his or her beneficiary, is entitled to a prorated number of the performance shares subject to the award. The prorated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the employee is employed during the performance period to the total number of months in the performance period. The prorated number of performance shares, plus dividend equivalents equal to the cash distributions that would have been paid on the shares earned are paid at the end of the applicable performance period. With respect to restricted stock units, if the employee’s employment terminates because of retirement, disability or death, and the vesting of the employee’s restricted stock units is to occur in its entirety as of a single date, the employee, or his or her beneficiary, will be entitled to a pro rata portion of the restricted stock units. If the vesting is to occur ratably, such as 20%, 20% and 60% over a three-year period, the employee, or his or her beneficiary, will receive the already vested restricted stock units as well as the next tranche of restricted stock units scheduled to vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2023 with respect to our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	827,614	—	1,690,787
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	827,614	—	1,690,787

(1)
The number of performance shares issued, as a percentage of the amount subject to the performance share award, could range from 0% to 200%. The number of performance shares to be issued is 366,845, which is based on estimated performance. Also included are 223,068 RSUs and 237,701 deferred compensation stock equivalent units.
(2)
Performance shares and RSUs do not have exercise prices and are therefore not included in the weighted average exercise price calculation.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We recommend a vote FOR this proposal.

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” commencing on page 29, our key compensation objectives are to recruit, motivate and retain talented and experienced executives, ensure our incentive compensation is aligned with short-term and long-term company performance and align our employees’ interests with those of our stockholders. Our executive compensation programs are designed to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We target our compensation levels to be at, or near, the median compensation paid by other comparable companies in our industry. A significant portion of total compensation for our senior executives is at risk and dependent on the achievement of target levels of performance. In addition, in order to maintain fiscal discipline, incentive compensation includes thresholds and caps. We urge stockholders to read the “Compensation Discussion and Analysis” for a more detailed discussion of our executive compensation programs and how they reflect our philosophy and are linked to company performance.

We are asking our stockholders to approve our named executive officer compensation as described in this proxy statement by voting “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the related compensation tables, notes and narratives in the company’s proxy statement for the 2024 Annual Meeting of Stockholders.

The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors. However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

Our Board of Directors has adopted a policy providing for an annual say-on-pay vote until the next required stockholder vote on the frequency of such votes.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Cremers, our President and Chief Executive Officer during 2023.

Mr. Cremers had 2023 annual total compensation of $6,508,953 as reflected in the Summary Compensation Table included in this Proxy Statement. His annual total compensation was approximately 75.9 times that of our median employee.

	Pay Ratio
	President and CEO ($)	Median Employee ($)
Base Salary	900,000	70,759
Stock Awards	3,112,639	—
Non-Equity Incentive Plan Compensation	1,105,200	978
Change in Pension Value and Nonqualified Deferred Compensation Earnings	1,267,426	11,403
All Other Compensation	123,688	2,586
TOTAL	6,508,953	85,726

CEO Pay to Median Employee Pay Ratio	75.9	1

We determined the median employee by reviewing the gross income maintained in company payroll records for 2023 for each company employee who was employed by us on December 31, 2023, excluding Mr. Cremers, and identifying the median employee.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“Non-PEO NEOs”) and company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compen- sation Table Total for First PEO (1) ($)	Summary Compen- sation Table Total for Second PEO (1) ($)	Compen- sation Actually Paid to First PEO (1), (2), (3) ($)	Compen- sation Actually Paid to Second PPO (1), (2), (3) ($)	Average Summary Compen- sation Table Total for Non-PEO NEOs (1) ($)	Average Compen- sation Actually Paid to Non-PEO NEOs (1),(2), (3) ($)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($ Millions)	FFO (5) ($ Millions)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2023	—	6,508,953	—	5,989,879	1,215,964	813,185	140.74	113.35	35	188
2022	—	5,532,534	—	3,702,409	1,490,192	1,057,653	124.77	99.67	334	468
2021	—	5,690,852	—	6,965,292	1,479,821	1,625,874	156.00	131.78	424	528
2020	6,838,249	—	9,713,519	—	1,735,782	2,345,324	119.32	92.00	167	302

(1) Michael J. Covey was our PEO for 2020. Eric J. Cremers was our PEO for 2021, 2022 and 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Jerald W. Richards	Jerald W. Richards	Jerald W. Richards	Jerald W. Richards
Eric J. Cremers	Ashlee Townsend Cribb	Ashlee Townsend Cribb	Wayne Wasechek
Thomas J. Temple	Thomas J. Temple	Michele L. Tyler	Ashlee Townsend Cribb
Michele L. Tyler	Michele L. Tyler	Darin R. Ball	Michele L. Tyler
—	Darin R. Ball	—	Darin R. Ball

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the company’s named executive officers during the applicable year. These amounts reflect the Summary Compensation Table Total with certain adjustments. Adjustments for 2023 are described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs, which are set forth below for 2023. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Eric J. Cremers ($)	Exclusion of Change in Pension Value for Eric J. Cremers ($)	Exclusion of Stock Awards for Eric J. Cremers ($)	Inclusion of Pension Service Cost for Eric J. Cremers ($)	Inclusion of Equity Values for Eric J. Cremers ($)	Compensation Actually Paid to Eric J. Cremers ($)
2023	6,508,953	(1,267,426)	(3,112,639)	264,257	3,596,734	5,989,879

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,215,964	(59,538)	(594,100)	12,902	237,957	813,185

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Eric J. Cremers ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Eric J. Cremers ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Eric J. Cremers ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Eric J. Cremers ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Eric J. Cremers ($)	Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included for Eric J. Cremers ($)	Total - Inclusion of Equity Values for Eric J. Cremers ($)
2023	3,290,709	35,535	—	270,490	—	—	3,596,734

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	430,525	32,780	—	24,008	(249,356)	—	237,957

(4) The Peer Group TSR set forth in this table utilizes the NAREIT Equity Index, which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the NAREIT Equity Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5) We determined FFO to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. For a description of how FFO is calculated from our audited financial statements, see “Compensation Discussion and Analysis - 2023 Annual Cash Incentive Awards - 2023 Financial Performance Metrics and Results” above. This performance measure may not have been the most important financial performance measure in prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, our cumulative TSR over the four most recently completed fiscal years, and the NAREIT Equity Index over the same period.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and FFO

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our FFO during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and other Non-PEO NEOs for 2023 to company performance. We break out this table into a separate list for our PEO and for each of our Non-PEO NEOs for 2023. The measures in this table are not ranked.

Eric J. Cremers	Jerald W. Richards	Wayne Wasechek	Ashlee Townsend Cribb	Michele L. Tyler	Darin R. Ball
FFO	FFO	FFO	FFO	FFO	FFO
TSR	TSR	TSR	TSR	TSR	TSR
—	—		EBITDDA	—	EBITDDA

For information on how we use relative TSR, see “Compensation Discussion and Analysis - 2023 Long-Term Incentive Awards.”

GENERAL INFORMATION

Stockholder Proposals for 2025

We anticipate that the next Annual Meeting of Stockholders will be held in May of 2025. In order to be considered for inclusion in our 2025 proxy statement, stockholder proposals must comply with SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must be submitted in writing to: Office of the Corporate Secretary, PotlatchDeltic Corporation, 601 West First Ave., Suite 1600, Spokane, WA 99201. Proposals must be received on or prior to November 28, 2024.

Our Bylaws require that any stockholders who intend to present an item of business, including nominees for candidates for election as directors, at the 2025 Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our 2025 proxy statement) must provide notice of such business to the Office of the Corporate Secretary at the address above not earlier than January 6, 2025 and not later than the close of business on February 5, 2025. Proposals should include the information set forth in our Bylaws. A copy of our Bylaws may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investor Resources,” and then “Corporate Governance.”

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice of any nomination, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2025 Annual Meeting of Stockholders in accordance with SEC Rule 14a-19 (the universal proxy rules) must provide notice to the Office of the Corporate Secretary at the address above no later than March 7, 2025. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Householding Information

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3078 or by calling 866-593-2351. Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank, or other holder of record.

Other Information

We will make available to a stockholder, free of charge, any of the following documents at the stockholder’s request:

Filings with the Securities and Exchange Commission

•
Annual Reports on Form 10-K
•
Quarterly Reports on Form 10-Q
•
Current Reports on Form 8-K
•
Registration Statements
•
Beneficial Ownership Reports for Directors and Executive Officers

Charter Documents

•
Amended and Restated Bylaws
•
Fourth Restated Certificate of Incorporation

Committee Charters

•
Audit Committee Charter
•
Executive Compensation and Personnel Policies Committee Charter
•
Nominating and Corporate Governance Committee Charter

Governance Documents

•
Corporate Conduct and Ethics Code
•
Corporate Governance Guidelines
•
Director Nomination Policy
•
Audit Committee Pre-Approval Policy
•
Officer Stock Ownership Guidelines
•
Related Person Transactions Policy
•
Audit Committee Hiring Policy
•
Audit Committee Independence and Financial Expert Policy
•
Securities Law Compliance and Insider Trading Policy
•
Director Independence Policy
•
Director Stock Ownership Guidelines
•
Incentive Compensation Recovery Policy
•
Incentive Compensation Recovery Policy for Executive Officers

These documents may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.” You may also submit a request for printed copies by email to investorinfo@potlatchdeltic.com or by mail to the following address:

PotlatchDeltic Corporation

Attn: Corporate Secretary

601 West First Ave., Suite 1600

Spokane, WA 99201

The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Forward-Looking Statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. These forward-looking statements generally are identified by the words “annual,” “anticipate,” “aspire,” “become,” “believe,” “commit,” “continue,” “could,” “develop,” “estimate,” “every two years,” “expect,” “future,” “goal,” “initiative,” “intend,” “may,” “objective,” “opportunities,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K and in the company’s other filings with the SEC. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

INSTRUCTIONS FOR ATTENDING THE ANNUAL MEETING

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 11, 2024, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. We have worked to offer the same participation opportunities as would be provided at an in-person meeting. You will be able to listen, vote, submit questions and examine our list of our stockholders of record via live webcast from your home or from any remote location that has Internet connectivity.

To be admitted to the Annual Meeting, log onto the virtual meeting platform at www.virtualshareholdermeeting.com/PCH2024, beginning at 8:45 a.m. Pacific Daylight Time on May 6, 2024, and enter your 16-digit Control Number. The Control Number may be found on your proxy card, voting instruction form or notice. Persons without a Control Number may attend the Annual Meeting as guests, but they will not have the option to vote shares, ask questions or examine our list of stockholders of record. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in this proxy statement.

During the Annual Meeting, you may vote by completing a ballot online and ask questions by following the instructions available on www.virtualshareholdermeeting.com/PCH2024. Questions may be submitted through the virtual meeting platform during the Annual Meeting or during the fifteen (15) minutes before commencement of the Annual Meeting. In addition, you may submit questions in advance of the meeting date at www.proxyvote.com after logging in with your Control Number. To allow us to answer questions from as many stockholders as possible, each stockholder will be limited to one question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Types of appropriate questions include questions of general concern to all stockholders, e.g., information about the meeting, the proposals to be voted on, corporate governance and executive compensation. Questions involving personal matters are not pertinent to meeting matters and therefore will not be addressed. If there are any appropriate questions which were not otherwise answered during the meeting, the questions and answers will be posted online and answered on our Investor Relations page of our website at www.potlatchdeltic.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

The Annual Meeting’s Rules of Conduct will be posted on the virtual meeting platform. A replay of the webcast will be available on the Investor Relations page of our website at www.potlatchdeltic.com until May 6, 2025.

The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting and that they can hear streaming audio prior to the start of the meeting.

If you have any technical difficulties or questions regarding the Annual Meeting website, please call the support team at the numbers listed on the log-on screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the Investor Relations page of our website at www.potlatchdeltic.com, including information on when the meeting will be reconvened.

Photo credit: Jay Brittain © 2023

FSC®-Certified Paper PotlatchDeltic Corporation’s 2024 Proxy Statement is printed entirely on FSC-Mix paper manufactured using fiber from responsible and legal sources.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D95525-P85628 ! ! ! ! ! ! ! ! ! POTLATCHDELTIC CORPORATION ATTN: CORPORATE SECRETARY 601 WEST FIRST AVE., STE 1600 SPOKANE, WA 99201 2. Ratification of the appointment of KPMG LLP as our independent auditors for 2023. 1a. Linda M. Breard 1b. Eric J. Cremers 1c. James M. DeCosmo 1d. Lawrence S. Peiros 3. Advisory vote to approve executive compensation. 4. Recommendation, by advisory vote, of the frequency of future advisory votes on executive compensation. 5. Approve the amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock. For Against Abstain 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the election of four Directors to serve until the 2026 Annual Meeting of Stockholders: POTLATCHDELTIC CORPORATION The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote FOR proposal 5. The Board of Directors recommends you vote 1 YEAR on proposal 4. NOTE: In their discretion, the proxies are authorized to vote on such other matters that may properly come before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1 Year 2 Years 3 Years Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Before The Meeting Date Go to www.proxyvote.com or scan the QR Barcode above. Vote by 11:59 P.M. EDT on April 30, 2023 for shares held directly and by 11:59 P.M. EDT on April 26, 2023 for shares held in a 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may also request electronic delivery of information on this website. During the Meeting or Within Fifteen Minutes Prior to the Meeting Go to www.virtualshareholdermeeting.com/PCH2023. Have your proxy card in hand when you access the website and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting date at www.proxyvote.com and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on April 30, 2023 for shares held directly and by 11:59 P.M. EDT on April 26, 2023 for shares held in a 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

D95526-P85628 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. POTLATCHDELTIC CORPORATION Annual Meeting of Stockholders May 1, 2023 9:00 A.M. PDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric J. Cremers, Jerald W. Richards and Michele L. Tyler, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote all of the shares of Common Stock of POTLATCHDELTIC CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 9:00 A.M. PDT on May 1, 2023, at www.virtualshareholdermeeting.com/PCH2023, as designated on the reverse side of this ballot and in their discretion upon all other matters that may properly come before such meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side